UNITED STATES SECURITIES AND EXCHANGE COMMISSION
				Washington, DC  20549


					FORM 10-SB

GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL BUSINESS ISSUERS PURSUANT TO SECTION 12 (b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


		GREAT WHITE MARINE AND RECREATION, INC.
------------------------------------------------------------------------
	(Name of Small Business Issuer in its Charter)

Nevada, USA							74-2774535
------------------------				------------------------
(State of Incorporation)				(IRS Employer 										 	Identification No.)


			208 Otis Drive, Waco, Texas 76712
-------------------------------------------------------------------------
		(Address of principal executive offices)


	Issuer's Telephone Number     (254) 776-3999
-------------------------------------------------------------------------

Securities to be registered pursuant to Section 12 (b) of the Act:
None

Securities to be registered pursuant to Section 12 (g) of the Act:

Common Shares, with par value of $0.01Per Share

(Common Stock)



Page 1 of 100
Index to Exhibits on Page 30

			GREAT WHITE MARINE AND RECREATION, INC.
			FORM 10

TABLE OF CONTENTS

												Page

Item 1.   Description of Business.........................................3

Item 2.   Management's Discussion and Analysis or Plan Of Operation......13

Item 3.   Description of Property........................................17

Item 4.   Security Ownership of Certain Beneficial Owners and Management.18

Item 5.   Directors, Executive Officers, Promoters and Control Persons...20

Item 6.   Executive Compensation ........................................23

Item 7.   Certain Relationships and Related Transactions.................24

Item 8.   Legal Proceedings..............................................24

Item 9.   Market Price for Common Equity and Related Stockholder Matters.25

Item 10.  Recent Sales of Unregistered Securities  ......................


Item 11.  Description of Securities .....................................28

Item 12.  Indemnification of Directors and Officers  ....................29

Item 13.  Financial Statements   ........................................29

Item 14.  Changes in and Disagreements with Accountants on Accounting and
		Financial Disclosure.........................................29


Item 15.  Financial Statements and Exhibits  ............................30

ITEM 1.     DESCRIPTION OF BUSINESS

Introduction

Great White Marine and Recreation, Inc. (hereinafter is also referred to as the Company and/or the Registrant) was incorporated on October 28,1997, in the state of Nevada under the name of Tigershark Enterprises, Inc. The Company is an international distribution company of marine watercraft and recreational vehicles and related products through its network of more than 60 dealers extending Mexico, Central America, South America and the Caribbean. The brand names distributed through this network include: Mercury (TM) outboard motors and Quicksilver(TM) two-cycle engine oil, Cruisers Yachts (TM), Polaris (TM) jet skis (PWCs) and all-terrain vehicles (ATVs), Viking Sport Cruisers(TM), Pursuit
(TM) boats, SeaPro (TM) boats, Fisher (TM) boats, Tracker (TM) recreational vehicles, and Pro Line (TM) boats.

The Company's head office is located at 208 Otis Drive Waco, Texas 76712; the telephone number is (254)776-3999. The Company also owns a retail dealership/international distribution center at Blvd. Lazaro Cardenas No. 3003, Col. Valle del Marquez, Monterrey, Nuevo Leon, Mexico; the telephone number is
(8)349-9700. In addition the Company also has a sales office at Club de Tennis, Puesto del Sol Local 6B, Marina Vallarta, Puerto Vallarta, Jalisco, Mexico; the telephone number is (3)221-2860; and a sales and warehousing facility at 2400 W. Copans Road, No. 6A, Pompano Beach, Florida; the telephone number is (954)969 -1818. The E-mail address is info@great-white.com and the Internet web-site address: www.great-white.com.

The Company's authorized capital includes 50,000,000 shares of common stock with a par value of $0.01 per share and 15,000 shares of preferred stock with a par value of $0.01 per share; at December 31, 1997, 5,898,840 shares of common stock were outstanding; at July 31, 1998, 8,326,000 shares of common stock were outstanding; and at December 31, 1998, 17,923,946 shares of common stock were outstanding. No shares of preferred stock have ever been issued by the Company.

The Company's common stock trades on the OTC Bulletin Board with the symbol 'JAWS'.

The information in this Registration Statement is current as of December 31, 1998, unless otherwise indicated.


HISTORICAL CORPORATE DEVELOPMENT

Incorporation and Merger

The business of the Company from 1981 to 1996 was commenced and operated as Smith & Associates. On May 2, 1996 the assets and business of Smith & Associates were acquired by Tigershark of Texas, Inc., a Texas Corporation (Texas). On October 17,1997 pursuant to a Plan and Agreement of Reorganization dated October 10, 1997 the Company acquired all the issued and outstanding shares of Texas in exchange for 4,864,018 shares of the common stock of the Company.

On October 24,1997 (the Effective Date) pursuant to certain Articles and Plan of Merger dated October 20,1997 (Plan of Merger) between the Company and The Crown Gold Companies Group, Ltd., a Delaware corporation (Crown), Crown was merged with the Company and pursuant to and upon the Effective Date of the Plan of Merger the shareholders of Crown automatically became shareholders of the Company. The Company was the surviving corporation. Presumably, the shareholders of Crown effected this merger to convert their investments into an active and profitable business and conversely the Company effected the merger to gain access to a corporate shell with which to pursue public financing and a public market for its common stock in order to 1) maximize shareholder value and
2) embark upon an expansion program. (See Item 10 Recent Sales of Unregistered Securities)

The Company's business at the time of the merger has been continued and it has reported revenues and net earnings from this business for all fiscal years commencing with 1994 as follows:

		1998			1997			1996			1995
Revenues 	$23,636,172		$14,268,000		$5,175,000		$4,631,000
NetEarnings $3,040,552		$1,708,000		$682,000		$178,000

Financing During Fiscal 1997 and Through Fiscal 1998

During the period from January through July 1998, the Company issued 450,000 shares of common stock for consulting and other services (deemed value of $600,000), pursuant to a private placement in the United States under Section
4.2. (See Item 10 Recent Sales of Unregistered Securities)

During March 1998, the Company completed, pursuant to a private placement in the United States under Section 504 of Regulation D, a private placement of its 6% Convertible Debenture and Warrants to purchase common stock to which 600 units were subscribed for $600,000 by three (3) accredited investors (see Item 10 Recent Sales of Unregistered Securities).

During July 1998, the Company completed, pursuant to a private placement in the United States under Section 506 of Regulation D, a private placement of its Series 1998-A Convertible Notes were purchased for $1,000,000 by one (1) investor (see Item 10 Recent Sales of Unregistered Securities).

Acquisition

During fiscal year 1998 Great White Marine & Recreation, Inc., acquired Great White Marine S.A. de C.V. in Puerto Vallarta, Mexico. This new location is to be used primarily for the selling of the larger ocean going boats such as the Cruisers (TM) Yachts, Viking Sport Cruisers (TM), Pursuit (TM) and Sea Pro (TM) boats. As well as limited numbers of Polaris (TM) jet skis and all-terrain vehicles

Industry And Products

The watercraft and recreational vehicle industry has experienced rapid growth with increasing sales and earnings in an industry with an estimated worldwide market size exceeding $24 billion annually. It is estimated that approximately 70% of the market for watercraft is consumer related with the remaining 30% from rental operations. Similarly the market for four wheel drive all terrain vehicles is approximately 70% consumer related, 20% commercial and the remaining 10% government purchases.

The Company offers a broad selection of marine watercraft, recreational vehicles and related products through its network of independent dealers. These products include among others:

Polaris(TM) PWC's
Consisting of a variety of one, two and three person personal watercraft(PWC's) and related products made by Polaris Industries, Inc. The PWC is based on the jet ski, and have grown in popularity over recent years. Polaris is one of the largest manufactures of PWC's in the United States.

Polaris(TM) ATV's
Polaris' high-performance all-terrain vehicles(ATV's). The Company distributes a wide variety of Polaris(TM) recreational and utility all-terrain vehicles and related products, including helmets, boots and gloves. ATV's comprise primarily of four wheelers, have been growing in popularity with outdoor sports enthusiasts since the 1980s.

Fisher(TM) Boats
Consisting of a line of aluminum fishing and family leisure boats ranging in size from 14 feet to 24 feet. In addition to its line of aluminum boats, the Company will be distributing the entire line of Fisher fiberglass fishing and ski boats. Fisher is a division of Tracker Marine of Springfield, Missouri.

Pursuit(TM) Boats
Consisting of a line of comfort cruisers and offshore fishing boats, manufactured in Florida, by a division of S2 Yachts, Inc.


Sea-Pro(TM) Boats
Consisting of the Sea-Pro(TM) entire line of Walkarounds, Center Consoles, and Dual Consoles fishing and leisure boats based in South Carolina.

Cruisers(TM) Yachts
Consisting of luxury yachts ranging in size from 30 all the way up to 50 feet in length. In recent years Cruisers(TM) have made gains in both market share and brand recognition. The Company distributes built-to-order Cruisers(TM) Yachts which minimizes the Company's inventory requirements and increases consumer demand.

Mercury(TM) Outboard Motors
Consisting of the entire line of outboard boat motors and engine lubricants to a network of retail marine and auto parts suppliers throughout Mexico. Mercury(TM) is one of the most trusted brand names in outboard boat motors.

Mercury QuickSilver(TM) Two-Cycle Engine Oil
This product is distributed through the Company's network of dealers in Mexico and is currently expanding sales into the Southwestern United States (Texas, Oklahoma and Louisiana) and down to Central America. This product is refined in Monterrey, Mexico by Pemex and meeting government TC-W3 premium quality standards.

Management has continually sought and continues to seek new products to compliment its existing offerings and to expand its product and dealer distribution network.

More information regarding the Company's products is contained at its web site (www.great-white.com).

Marketing and Growth Strategy

The Company's marketing strategy is to expand its dealer network abroad. The dealer network is essentially the heart of the Company's business. The Company is engaged in a marketing phenomenon known as channel sales. Channel sales begin with the product manufacturer and end with the consumer. This channel begins when a manufacturer sells its product to a distributor like the Company, which in turn sells the product at a mark up to the reseller, dealer or value added reseller who then sells the product with another mark up to the end consumer. It is the responsibility of the distributor, the Company in this case, to warehouse the product and maintain the appropriate inventory levels and product volume to support its own network of dealers. The addition of new dealers lead to higher sales which results in increased profitability as long as management keeps the gross margins in line.

With sales, servicing and warehousing facilities in Monterrey, Mexico, the Company can avail itself of the advantages of the North American Free Trade Agreement (NAFTA).

In March of 1998 the Company entered into a strategic alliance with Global Emerging Markets Limited (GEM), an international investment group with offices in London, New York, India and Russia. GEM specializes in emerging markets, and has undertaken to expand the Company's markets in Latin America. Under the terms of the alliance, GEM has committed to provide the Company with $500,000 in initial expansion capital through a 3-year convertible debenture with a fixed interest rate of 6% per annum. Over this period GEM is to assist in providing additional expansion capital, both debt and equity, as needed from time to time and estimated at $5 Million to $10 Million. (see Item 10 Recent Sales of Unregistered Securities).

The Company is currently exploring the possibility of similar in other different regions of Mexico to support existing dealers and obtain new dealers and sales opportunities. In the summer of 1998 the Company also plans to open an office and warehouse near the port of Miami to distribute its product lines to the Virgin Islands and South America.

The Company believes that the main ingredient to its success is its expanding dealer network. Great White anticipates adding more new dealers during the fiscal year of 1999, expanding its current dealer network of 61 to at least 70 quality dealers by 1999 year end and to offer dealers wholesale and retail financing. Although the Company engages in some retail business it does not actively engage in the business of selling its products directly to the end consumer. To further foster the growth of the dealer network, the Company offers qualified dealers a wholesale floor plan product purchases for the purchase of inventory pursuant to which the dealers are required to make at least a 30% down payment and no interest is charged during the first 60 days of the term. The principal has to be paid in full within 6 months from the commencement date.

Consumer Demand

Even though the Company does not actively engage in the business of selling its products directly to the end consumer, management is fully aware of the fact that without demand at the consume level its dealer network would have little need to purchase the Company's products. The Company in conjunction with or independently of, its dealers and manufacturers promotes its products through general media advertising, on-water demonstrations, banners, billboard advertising, and locally sponsored racing events. It's advertising and promotional budget was $250,000 of the calendar year 1998. The Company also participates in regional and national boat shows in both the United States and Mexico.

To further promote customer interest, the Company, through its dealer network in Mexico and the Caribbean, offers consumers with a major credit card in good standing financing for the purchase of its products for a period of up to 12 months with interest at 30% of the APR with at least a 30% down payment. The Company maintains an impression of the consumer's credit card to guarantee payment.


Employees

At December 31, 1998 the Company operated with the services of its Directors, Executive Officers and 40 additional employees, of which 40 are full-time; there is no collective bargaining agreement in place. The Company estimates that successful implementation of its growth plan would result in 10 additional employees by the end of fiscal year 1999.

Need for Government Approval Or Principal Service, Not Applicable. Spending On Research And Development Activities, Not Applicable.
Compliance Costs /Effects Re: Environmental Laws, Not Applicable.

RISK FACTORS

International Sales

Approximately 90% and 86% of the Company's product sales for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively, was attributable to international sales. For the year ended December 31, 1997, dealers located in Latin America accounted for more than 90% of the Company's product sales. In the year ending Dec. 31, 1998, dealers located in Latin America accounted for more than 95% of the Company's products sales. The Company expects that international sales will continue to represent a significant portion of the Company's product sales. To date, in connection with its international sales, the Company has not experienced any material adverse impact on its business, results of operations or financial condition, however, there can be no assurance that this will be true in the future. All past international sales were denominated in United States dollars and the Company expects this practice to continue but there can be no assurance that future sales will be protected from foreign currency fluctuations. The Company believes that there are additional risks associated with the political and economic stability of foreign countries inasmuch as this impacts the ability of its foreign customers to pay for their purchases. The Company is also subject to other risks associated with international sales, including but not limited to tariff regulations, requirements for export licenses, long accounts receivable cycles, potentially adverse tax consequences and the burdens of complying with a wide variety of foreign laws.

Strategic Alliances

The Company has developed, and will continue to develop, strategic alliances with customers, companies and other organizations to provide support for its marketing staff and to facilitate the entry into certain geographic market areas. Such strategic alliances could be cooperative agreements for sharing of information, cooperative marketing agreements, or any other business relationships such as equity investments or joint ventures. The goal of such alliances is to provide resources and experience which complement those the Company already has in place, including marketing expertise, and entry into new geographic markets. To accelerate the foreign marketing products, the Company has entered into strategic alliances with Global Emerging Markets, Ltd. There can be no assurance that the Company will be able to enter into additional alliances or that existing and/or future alliances will achieve their goals. The terms of such alliances may require the Company and its partners to share revenues and/or expenses from certain activities or for the Company to grant its partners licenses to market and/or sell some or all of its products. The Company's current alliances provide for cost sharing or options to purchase equity of the Company. Such terms could be part of any future strategic alliance and could materially impact the Company's business, results of operations and financial condition.

Changes in Consumer Preferences

The Company's success depends, in part, on its ability to correctly and consistently anticipate, gauge and respond in a timely manner to changing consumer preferences. The Company is attempting to minimize the risks relating to changing consumer trends by offering a wider variety of products, analyzing consumer purchases of marine recreational vehicles and related products, actively seeking new products and increasing the monitoring of sales of its products. However a decrease in the consumer demand for such products or any misjudgment by the Company of the market for any of its new products, or its failure to correctly anticipate changes in consumer preferences could have a material adverse impact of it results of operations and financial condition. See Business-Marketing and Growth Strategy and -Products.

Dependence on Key Manufacturers' Product Concentration

The Company's strategy has been to market products provided by certain well-recognized brand product manufacturers. The Company's three largest manufacturers accounted for, in the aggregate, approximately 26%, 27%, and 16% of the Company's product sales in fiscal years 1996, 1997 and year ended December 31, 1998, respectively. The remainder of the Company's total revenues for these periods was derived from various other products. The loss or significant reduction of purchases by one or more of these manufacturers could have a material adverse effect on the Company's business, results of operations and financial condition. The Company expects to continue purchasing products from these manufacturers and that they will account for a high percentage of its revenue in the foreseeable future. The Company is constantly seeking new qualified products from other sources but believes that it has successfully managed the level of manufacturer concentration in the past, and that the level of manufacturers concentration will decrease as the Company's sources of products, but there can be no assurance that the Company's strategy of focusing on a small group of customers will be successful in the future or can be successfully changed in the future to another sales strategy.

Competition

The Company will continue to attempt, without assurance, to increase its growth in the distributorships of marine and recreational vehicles and related products. However, there are established entities in this industry which have greater financial resources and managerial experience and depth than the Company. Accordingly, the Company will encounter competition in its efforts to expand its distributorship business. See Item Management's Discussion and Analysis or Plan of Operation.

Funds May Be Insufficient to Complete Plans for Growth

The Company believes the proceeds from its recent common stock offerings, existing working capital, line of credit, and cash flow from operations will be sufficient to allow the Company to meet the expected growth in demand for its products. However, there is no guarantee that this will happen. There is no assurance that the Company will be able to expand as projected. If market acceptance of its products slows, margins and profitability may suffer. There is no assurance that the Company will be able to utilize its common stock as the primary medium of exchange in its attempt to expand its business or acquire other similar businesses.

No Guarantee of Continued Growth in the Marine and Recreational Vehicles
Industry

There is no guarantee that the wholesale marine and recreational vehicle industry will continue to grow at the rapid rates of the last several years. In this case, the Company might face heightened competition with resultant weaken profitability.

Financing Risks

The Company has a history of significant earnings, but due to the nature of its business, there can be no assurance that the Company will continue to be profitable. The Company has paid one dividend on its common shares since incorporation but does not anticipate doing so in the foreseeable future. The present sources of funds to finance expansion available to the Company is through the retention of earnings, line of credit and the issuance of its debt or equity shares. While the Company may generate additional working capital through further debt or equity offerings, there is no assurance that such funds will be available. If available, future equity financing may result in substantial dilution to purchasers under such offerings. At present, it is impossible to determine what amounts of additional funds, if any, may be required.

Shares Eligible for Future Sale

Sales of a substantial number of shares of the Company's common stock in the public market could adversely affect the market price. Of the 17.8 million shares outstanding at December 31, 1998, 12.3 million are freely tradable. 5.5 million shares are restricted from sale in the public market, subject to compliance with Rule 144 under the Securities Act of 1933, as amended (the Securities Act). Rule 144 generally provides that beneficial owners of shares who have held such shares for one year may sell within a three-month period a number of shares not exceeding the greater of 1% of the total outstanding shares or the average trading volume of the share during the four calendar weeks preceding such sale. The outstanding 4.2 million shares of restricted common stock held by Executive Officers and Directors could be sold in accordance with Rule 144 commencing October 10, 1998 and at various times thereafter. The 450,000 shares of restricted common stock issued in stock-for-services transactions could be sold in accordance with Rule 144 commencing February 15, 1999 and at various times thereafter.

Risk of Product Recall; Product Liability

The marketing, distribution and sale of marine watercraft and recreational vehicle products entails a possible risk of product liability and product recall. There can be no assurance that product liability claims will not be asserted against the Company or that the manufacturer or the Company will not be obligated to recall its products. Although the Company maintains product liability insurance coverage, there can be no assurance that an adequate level of coverage is presently in place or will be available in the future. Any losses that the Company may suffer from future liability claims, including the successful assertion against the Company of one or a series of large claims in excess of the Company's insurance coverage, may have a material adverse effect on the Company. In addition, a product recall or lawsuits resulting from accidents or other problems could also have a material adverse effect on the Company. (See Business-Product Liability Insurance and -Product Return Policy).

Control by Certain Existing Shareholders

Upon the effective date of this Registration, Mr. Smith and members of his family will beneficially own approximately 61% of the outstanding shares of Common Stock. Upon the effective date of this Registration Statement, the principal shareholders, directors, nominees and executive officers of the Company (including Mr. Smith and Mrs. Smith) will beneficially own approximately 66% of the outstanding shares of Common Stock. Because of their stock ownership and positions with the Company, Mr. Smith and Mrs. Smith will be in a position to continue to control the affairs and management of the Company, including the election of directors and most corporate actions. Such concentration of ownership and control may have the effect of delaying, deferring or preventing a change in control of the Company. (See Principal Shareholders and Description of Company's Securities).

Key Employees

The success of the Company and its ability to continue to carry on operations is dependent in a large part upon its ability to retain the services of its current executive officers and members of its board of directors, particularly Colin Smith the Company's President, CEO and Chairman. At the present time the Company does maintain key man life insurance policies for these individuals. The Company does not have any written employment agreements in place with its key employees nor its directors, except for Mr. Colin Smith, and the loss of their services to the Company may have a material adverse effect on the business of the Company. The Company's chief executive officer and its corporate secretary are material shareholders. The Company has a stock option plan for management and employees as a method of motivation and retaining key employees.

Penny Stock Reform Act:

Possible Inability to Sell in the Secondary Market

In October 1990, Congress enacted the Penny Stock Reform Act of 1990 (the 1990
Act) to Counter fraudulent practices common in penny stock transactions. Rule 3a51-1 of the Exchange Act defines a penny stock as an equity that is not among other things: a) a reported security; b) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange; c) a security listed on NASDAQ (does not include the OTC Bulletin Board); d) a security of an issuer that meets certain minimum financial requirements (net tangible assets in excess of $2 million or $5 million, respectively, depending upon whether the issuer has been continuously operating for more or less than three years, or average revenue of at least $6 million for the last year); or e) a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation (as defined by the Rule) of at least $5.00 per share. The common stock of the Company falls within the definition of penny stock under Rule 3151-1. Pursuant to the 1990 Act, brokers provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the penny stock and the transaction involving the purchase and sale of that stock (e.g. price quotes and broker-dealer and associated person compensation). Until this Registration Statement becomes effective, the broker will be required to deliver monthly or quarterly statements containing specific information about the penny stock. These added disclosure requirements negatively affect the ability of the purchasers of the Company's common stock to sell their securities in the secondary market.

Dividends

The Company has, since the date of its incorporation, declared or paid one dividend of $.10/share on its common shares and does not currently intend to pay any further dividends. Earnings, of any, will be retained to finance further growth and development of the business of the Company.

Operating History

The recent success of increasing sales may not be indicative of the results of the Company's efforts in the future.

Maintenance Of Old and Establishment of New Relationships.

The Company's continued growth is dependent, in part, on its ability to maintain and establish new relations with manufacturers and/or dealers of marine and recreational vehicles. There can be no assurance that the Company will be able to establish new relations or maintain existing relations with such manufactures and/or dealers in the future.

Variability in Quarterly Operating Results; Seasonality

The Company has in the past and expects in the future to experience significant fluctuation in quarterly operating results. Historically, the net sales and net income of the business have been the highest in the second and third quarters of each year. The Company's business is seasonal because its sales volume increases significantly during the spring and summer seasons and, to a lesser extent, during the fall and during periods of warm weather in certain sections of the country. Unseasonable weather in these quarters in different years could cause the Company's quarterly operating results to fluctuate in the future. Accordingly, the Company's results of operations for any particular quarter may not necessarily be indicative of net income or loss that may be expected for any other particular or the whole year. Significant variability in orders during any period may have an adverse impact on the Company's cash flow, and any significant decrease in orders could have a material adverse impact on the Company's results of operation and financial condition.

ITEM 2.		MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Selected Financial Data

The selected financial data in Table No. 1 for the fiscal year 1997 ended December 31st, was derived from the financial statements of the Company which were audited by J C R S.A. de C.V., an independent Certified Public Accountant, as indicated in their report which is included elsewhere in this Registration Statement.

The selected financial data was extracted from the more detailed financial statements and related notes included herein and should be read in conjunction with such financial statements and with the information appearing under the heading, Management's Discussion and Analysis or Planned Operation.


Table No. 1
Selected Financial Data
(USD)

                        Year		                         Year
                        Ended                                Ended
                        12/31/98                             12/31/97

Revenue			$23,636,172				$14,267,862
Net Income 			$ 3,040,552				$ 1,707,676
Dividends Per Share	$.10						$0.00


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Vision and Mission

This family-owned company was formed as Smith & Associates in 1981 to sell marine products in the South and Southwest areas of the United States, plus Mexico and Central and South America. They have been the designated warehouse distributor for the complete line of boats, motors, and jet skis made by Polaris(TM), Mercury Marine(TM), Cruisers(TM) Yachts, Viking Sport Cruisers (TM) and other manufacturers. Great White Marine & Recreation, Inc., was incorporated in the State of Texas of February 21, 1996 to continue this business. Most of Great White Marine's growth has been in Mexico, Central America, and the Caribbean. Currently there is a dealer network of 60. They expect to expand to at least 120 quality dealers within three years and offer them wholesale and retail financing.

Objectives and Projections

Projected revenues for the Company will show rapid growth to $68,412,578 in five years. This is possible because of the exclusive wholesale distributor agreements with Polaris(TM) Industries, Inc., and Mercury Marine(TM). The Company does distribute the Polaris(TM) brand of jet skis, Polaris(TM) brand of all-terrain vehicles, Mercury(TM) motors, and parts, and Cruisers (TM) Yachts, and several other boat lines. A summary of the projected financial statements shows:

                        REVENUE           GROSS PROFIT     RETURN
Year 1-1997			$14,267,863*<F1>	$2,449,067		17.0%
Year 2-1998			 23,636,172*	 3,040,552		13.0%
Year 3-1999			 41,219,036		 9,768,912		23.7%
Year 4-2000			 49,568,622		11,946,038		24.1%
Year 5-2001			 68,412,578		16,897,907		24.7%
    *actual

The Company is operating two sales offices with warehousing: Monterrey, N.L., and Pompano Beach, Florida and; one sales only office in Puerto Vallarta, Mexico for which products and parts are shipped, as well as dropped ship orders direct from the manufacturer to the dealer.

Separately, the Company is distributing two-cycle oil in Mexico and southwestern United States. This is refined by Pemex in Monterrey and labeled Mercury.
Pemex Oil Company has a contract with Mercury Marine(TM) to produce Mercury(TM) Quicksilver(TM) Oil, meeting government specifications for TC-W3 premium quality. The Mercury Marine(TM) distributors are the only outlet for this oil. Even Wal-Mart and other chains can purchase Mercury(TM) Quicksilver(TM) Oil from the Company.

Results Of Operations

6 months ended June 30, 1998 compared to 6 months ended June 30, 1997.

Revenues: Revenues increased 62% to $15,023,330 for the 6 months ended June 30, 1998 from $9,340,561 for the same period in 1997. Gross profit for the period was $2,648,000 which is an increase of 58% from the second quarter 1997. Six months sales figures for January through June 1998 are $15.023 million with net income totaling $1.95 million.

Cost and Expenses: Operating expenses increased 50% to $698,000 for the 6 months ended June 30,1998 from $349,000 for the same period in 1997.

Net Profit: Net profit increased 61% to $1,950,166 for the 6 months ended June 30, 1998 from $1,192,423 for the same period in 1997. Total sales for the 6 months ended June 30, 1998 were $15,023,330 compared to $9,340,561 for the six months ended June 30, 1997. Due to exceptional sales and net profit the company paid $0.10 per share dividend on July 20, 1998.

Income Taxes

Taxes are paid quarterly on a projected income basis. Adjustments are made in the forth quarter. A final payment for the fiscal year will be made in January 1999.

Liquidity And Capital Resources

The Company's primary capital requirement is for expansion of its distribution operation. Currently the Company is paying for its new warehouse and office facility in Monterrey and its inventory expansion from the Company net profits and the completed Form 504 offering. The 504 offering was completed in March 1998. The Company currently estimates that capital expenditures through July 31, 1998 at $1.8 million.

Working capital requirements, in addition to those related to warehouse and office expansion, include an increase related to inventory and staff build ups for the up coming 1999 model year season that started July 1998. As of December 31, 1998 the Company has a positive working capital balance of $2,731,963.42.

Seasonality and General Economic Trends

The Company's business is subject to seasonal influences. A significant portion of the Company's net sales and profits are realized in the second and third quarters. The first and fourth quarters will vary in volume and may result in one or the other being greater in volume from one year to the next.

With the increased yacht sales and Polaris(TM) sales the quarters will tend to even out more in total sales volume.

The Company anticipates that its business will be affected by general economical trends in the United States and Latin America. The outlook is good in both areas for the next 2 to 3 years. The Company will be affected by a greater degree by what happens in the future to the United States economy.

Competition

At the present time, the Company is the only distributor in the region that has such a broad base of products. There is competition that markets just jet skis and boats, or just boats, or only jet skis. The Company distributes Mercury(TM) motors, oil and parts, yachts, boats and trailers, Polaris(TM) four wheelers, all terrain vehicles and jet skis in several countries.

Inflation

The Company's results of operations have not been affected by inflation and management does not expect inflation to have a material impact on its operations in the future.

Forward-Looking Statements

From time-to-time, the Company or its representatives may have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by the Company with the Securities and Exchange Commission or other regulatory agencies. Words or phrases 'will likely result', 'are expected to', 'will continue', 'is anticipated', 'estimate', 'Project or projected', or similar expressions are intended to identify 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 (the 'Reform Act'). The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements.

Management is currently unaware of any trends or conditions that could have a material adverse effect on the Company's financial position, future results of operations, or liquidity.

However, investors should also be aware of factors that could have a negative impact on the Company's prospects and the consistency of progress in the areas of revenue generation, liquidity, and generation of capital resources. These include: (I) pressure on the Company profit margins by larger competition which may have greater financial and other resources than the Company; (ii) possible inability of the Company to attract investors for its equity securities or otherwise raise adequate funds from any source, (iii) possible loss of a number of its dealers (iv) a recession in either the United States, Mexico, Central America or South America and (v) the inability of the Company to acquire additional distributorships of new or other products in the marine and recreational market and the ability to integrate these other products in a profitable manner.

The risks identified here are not inclusive. Furthermore, reference is also made to other sections of this Registration Statement that include additional factors that could adversely impact the Company's business and financial performance. Also, the Company operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it access the impact of all such risk factors on the Company's business or the extent to which any factor or combination of factors may cause actual results to differ significantly from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

ITEM  3.   DESCRIPTION OF PROPERTY

United States

Waco, Texas - The Company owns and operates out of the facilities located at 208 Otis Drive, in Waco, Texas, which consists of a 10,000 square foot office building with an attached warehouse this Company owned facility is located in a warehouse district near major thoroughfares.

Pompano Beach, Florida - The Company leases a facility with both warehousing and office space in which to coordinate its Caribbean sales and distribution activities.

Laredo, Texas-The Company leases a warehouse facility in Laredo, Texas for the purpose of receiving and temporarily storing inventory prior to importation into Latin America.

Mexico

Monterrey - The Company through its wholly-owned subsidiary, Great White Marine, S.A. de C.V. also owns and operates a 30,000 square foot sales, servicing and floor warehousing facility in Monterrey, Mexico with inventory, office, sales and service staff.

Puerto Vallarta - The Company currently leases an office and show room in Marina Vallarta for the purpose of selling the larger ocean going boats and a small number of Polaris PWCs and ATVs.

Real Estate Activities

The Company may from time to time invest in real estate as part of its warehousing and distributorship activities for its own account. The Company has no formal policy regarding its possible investment in real estate, including the percentage of assets which may be invested in any one investment or the type of real estate, and its Articles/By-Laws do not require shareholder approval for such investment activities. Similarly, the Company has no formal policy regarding whether it is the Company's policy to acquire assets primarily for possible capital gain or primarily for income. The Company does not expect that real estate investment will form a substantial portion of its future business activities.

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Registrant is a publicly owned corporation, the shares of which are owned by United States residents and Canadian residents. The Registrant is not controlled directly or indirectly by another corporation or any foreign government. There are no arrangements which may result in a change of control of the Registrant.

Table No. 2 lists as of July 31, 1998 all persons/companies the Registrant is aware of as being the beneficial owner of more than five percent (5%) of the common stock of the Registrant.

Table No. 2
5% Shareholders

Title				     Amount and Nature 	      Percent
of				     of Beneficial		of
Class      			     Ownership			Class #
       Name/Address of Beneficial Owner
---------------------------------------------------------------------------
Common      Colin Smith			2,000,000		11.16%
		11004 Sandalwood DR
		Waco, Texas  76712

Common      Margaret J. Smith 	1,000,000		 5.58%
		208 Otis Drive
		Waco, Texas  76712

Common      Lourdes G. Smith		1,364,018		 7.61%
		19103 Harvest Grove
		San Antonio, Texas  78258

Common      Frank Hollenbeck		2,617,000		14.60%
		3 Rue Robert de Traz
		1206 Geneva, Switzerland

Common	Felicia Ursrey		500,000		 2.79%
		756 Red Gate Rd

		Mart, Texas 76664

		TOTAL				7,481,018		41.74%

(1)	Addresses:  c/o

(2) 	Excludes 0 shares owned by members of Mr. Smith's family where he does not have voting power, exercise disposition control, or have any beneficial interest.


#   Based on 17,923,946 shares outstanding as of December 31, 1998

Table No. 3 lists as of July 31, 1998 all Directors and Executive Officers who beneficially own the Registrant's voting securities and the amount of the Registrant's voting securities owned by the Directors and Executive Officers as a group.

Table No.  3
Shareholdings of Directors and Executive Officers

Title							Amount and Nature		Percent
Of							of Beneficial	      of
Class		Name of Beneficial Owner	Ownership			Class #
---------------------------------------------------------------------------
Common	Colin Smith (1)			2,000,000			11.58%
Common 	Margaret J. Smith			1,000,000			 5.58%
		TOTAL					3,000,000			16.74%

(1)	Excludes 1,864,018 shares owned by members of Mr. Smith's family where he does not have voting power, exercise disposition control, of have any beneficial interest.

#     Based on 17,923,946 shares outstanding as of December 31, 1998

ITEM 5.   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
		CONTROL PERSONS

Table No. 4 lists as of June 30, 1998 the names of the Directors of the Company. The Directors have served in their respective capacities since their election in September and will serve until the next Annual Shareholders' Meeting or until a successor is duly elected, unless the office is vacated in accordance with the Articles/By-Laws of the Company. All Directors are residents and citizens of the United States.

Table No. 4
Directors
         								Date First Elected
Name						Age	            or Appointed
---------------------------------------------------------------------------
Colin Smith					56			October 10, 1997
Margaret J. Smith				46			October 10, 1997
Christopher C. Smith 			25			October 10, 1997
William E. Harvey II			41			March 17, 1998

In addition Mr. Robert, L. Moody, Jr. age 38, has been retained as an Advisory Director and as such is not a voting member of the Board of Directors.

Table No. 5 lists, as of June 30,1998 the names of the Executive Officers and certain significant employees of the Company. The Executive Officers serve at the pleasure of the Board of Directors. All Executive Officers are residents/citizens of the United States.

Table No.  5

Executive Officers/Significant Employees

Name 					Position 		Date of Board Approval
---------------------------------------------------------------------------
Colin Smith 		Chairman/President/CEO		October 10, 1997
Margaret J. Smith 	Corporate Secretary/Treasurer October 10, 1997
Christopher C. Smith 	Vice President 			October 10, 1997

Business Experience

Colin Smith

Mr. Colin Smith has over 28 years of experience in the boat and marine related industry. From 1968 to 1980 he owned and operated Smith Marine and Whites Auto Supply located in Tylertown, Texas, which he sold in 1980.
In 1981 he formed Smith & Associates which was a manufacturer's representative firm for the sale and distribution of boats, outboard motors, trailers, personal watercraft, and related marine products in Texas, Oklahoma, Louisiana, Mississippi, Mexico, and Central America. In February 1996 he formed Tigershark of Texas, Inc., which later, in May 1996, acquired 100% of the assets of Smith & Associates.

Margaret J. Smith

Mrs. Margaret J. Smith has over 18 years experience in accounting and business administration. She began her professional career in 1971 as a terminal operator for Region One Education Service Center located in Edinburg, Texas. She also aided in the preparation of instructional materials.

From 1981 to 1985 she was employed by the University of Texas at Pan American, located in Edinburg, Texas. At Pan American she served as a purchasing clerk and was later promoted to Administrative Assistant to the Director of Admissions.

Between 1985 and 1990 she worked for Texas National Bank of Waco, Texas. There she began as an Executive Secretary and was later promoted to New Accounts Representative and then to Credit Department Manager. She concluded her employment with Texas National in the Accounting Department of its Trust Department.

Since 1990 Mrs. Smith has been self-employed as an accountant.

Mrs. Smith graduated from Durham's Business College in 1970 and is currently active in all phases of Great White Marine's operations.


Christopher C. Smith

Mr. Christopher Smith is currently Vice President of sales for the Company since March 1998 and prior to that he was for a period of 2 years a Sales Manager at McComb Diesel, located in McComb, Mississippi. McComb Diesel is a distributor of WesternStor and other road equipment manufacturers.

Mr. Smith received his BA degree in Marketing from Mississippi State University in 1994.


Robert L. Moody, Jr.

Mr. Robert L. Moody, Jr. has been President of Moody Insurance Group, Inc. since 1987. He also serves as Chief Financial Officer of Moody Review, Inc. and is currently on the Board of Directors of Moody National Bank, Gal-Tex Hotel Corporation, Bank of Galveston, Southampton Enterprises and the Moody Endowment.

William E. Harvey II

William E. Harvey II joined the Company in March 1999 as an outside director, pending ratification at the Company's annual shareholder meeting. Mr. Harvey retired from the United States Air Force as an officer in April 1998, where he served in a variety of positions. Mr. Harvey has privately held Company stock since July 1998. Presently, Mr. Harvey serves as the President and CEO of Rhino Engineering, Inc., a privately held engineering and computer networking firm.

Involvement in Certain Legal Proceedings

There have been no events during the last five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person including: a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; b) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); c) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; and d) being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Family Relationships

Margaret J. Smith is the wife of Colin Smith. Christopher Smith is the son of Mr. Colin Smith.

Other Relationships/Arrangements

There are no arrangements or understandings between any two or more Directors or Executive Officers, pursuant to which he/she was selected as a Director or Executive Officer. There are no material arrangements or understandings between any two or more Directors or Executive Officers.

ITEM 6.    EXECUTIVE COMPENSATION


The Company has no standard or any other arrangements pursuant to which Directors are compensated for any services provided as a director, including any additional amounts payable for committee participation or special assignments.

During the last completed fiscal year, no Director received and/or accrued any compensation for his services as a Director, including committee participation and/or special assignments.

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

The Company has no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company's Directors or Executive Officers.

The Company has no compensatory plan or arrangements, including payments to be received from the Registrant, with respect to any Executive Officer or Director, where such plan or arrangement would result in any compensation or remuneration being paid resulting from the resignation, retirement or any other termination of such Executive Officer's employment with the Registrant or from a change-in-control of the Registrant or a change in such Executive Officer's responsibilities following a change-in-control and the amount, including all periodic payments or installments, where the value of such compensation or remuneration exceeds $100,000 per Executive Officer.

During the last completed fiscal year, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

The Company has no stock option plan, long-term incentive plan, or other long-term compensation program and no stock options or stock appreciation rights
(SARs) have been granted in the last three years and no stock options or SARs are outstanding.

The Company has a written employment agreement only with Mr. Colin Smith, its President..

Table No. 6 details compensation paid during Fiscal 1997 Ended December 31, 1997 to the Chief Executive Officer and the next four highly paid Executive Officers, to the extent they were compensated in excess of $100,000. The table also list aggregate compensation paid to all Executive Officers to the extent they were not compensated in excess of $100,000 and aggregate compensation to all Executive Officers. Compensation paid prior to the Registrant's October 17,1997 merger with Tigershark of Texas, Inc. reflects compensation paid by
Tigershark of Texas, Inc.   Tigershark of Texas, Inc. has a December 31st fiscal
year prior to the merger.


Table No.  6
Summary Compensation Table

Annual Compensation
------------------------------------------
Name and 										All
Principal			Fiscal			Other Annual	Other
Position			Year	Salary    Bonus	Compensation Compensation
_________________________________________________________________________
Colin Smith, President/	1998	$150,000	0		0	      0
CEO and Chairman 		1997	 150,000   	0		0		0
				1996	 150,000	0	      0  	      0
				1995	 150,000	0		0		0

Other Officers/Directors1997	$40,000	0  	  	0		0
				1996	 40,000	0	    	0		0
				1995   40,000 	0		0		0

ITEM 7.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At the time of the Reverse Merger Mr. Colin Smith and Margaret J. Smith were appointed Directors of the Company and Mr. Smith and Ms. Smith were appointed Executive Officers of the Company prior to the merger with Tigershark of Texas, Inc. (see Item 1 Description of Business-Historical Corporate Development) where they were Executive Officers and/or shareholders.

Other than discussed above, there have been no transactions since October 17, 1997, or proposed transactions, which have been materially affected or will materially affect the Company in which any Director, Executive Officer, or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates has had or will have any direct or material indirect interest.

ITEM 8.    LEGAL PROCEEDINGS

The Company knows of no material, active or pending legal proceedings against it; nor is the Company involved as a plaintiff in any material proceeding or pending litigation.

The Company knows of no active or pending proceedings against anyone that might materially adversely affect an interest of the Company.

ITEM 9.  MARKET PRICE FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company's common stock trades on the OTC Bulletin Board in the United States, having the trading symbol JAWS and CUSIP# 391520-10-3. The common stock commenced public trading on January 9, 1998. Trading volume and high/low/closing prices for the first two calendar quarters in 1998 are disclosed in the following table:

Table No.  7
JAWS Stock Trading Activity

1998			HIGH		LOW		CLOSE		VOLUME
1st Quarter 	$2.50		$0.50		$1.34		9,063,100
2nd Quarter		$2.375	$0.70		$1.95		46,182,100
3rd Quarter		$4.50		$1.89		$2.56		1,766,600
4th Quarter		$3.12		$1.43		$2.14		21,322,518

These quotations may reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

The Company's common stock is issued in registered form. American Registrar and Stock Transfer in Salt Lake City, UT is the Company's transfer agent.

There are no restrictions that limit the Company's ability to pay dividends on its common stock, except as prohibited under Section 78,288 of the Nevada Revised Statues which prohibits payment of distribution to stockholders if (a) the Company would not be able to pay its debts in the ordinary course of business or (b) would not be able to satisfy up dissolution the preferential rights of stockholders superior to those shareholders receiving the distribution.

The Company has declared and paid a cash dividend of $0.10 a share on July 20, 1998. No other dividends since incorporation have been paid. The present policy of the Company is to retain future earnings for use in its operations and expansion of its business, but may declare and pay dividends from time to time when in the opinion of Management the financial condition and earnings of the Company warrant such dividends.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

On October 17, 1997 pursuant to a Plan and Agreement of Reorganization the Company acquired all the issued and outstanding shares of Tigershark of Texas, Inc. (Texas) in exchange for 4,864,018 shares of the common stock of the Company to the stockholders of Texas as follows:

	Shareholder				No. Shares of Company Common Stock
	Colin Smith 					2,000,000
	Margaret J. Smith 				1,000,000
	Lourdes G. Smith 				  	1,364,018
	Felicia Smith 	 				  500,000
								__________
								 4,864,018


Upon the Effective Date of the Plan of Merger between the Company and Crown Gold
Companies Group, Ltd. the shareholders of Crown become shareholders of the Company through the issuance of 1,034,821 shares of the common stock of the Company at the conversion ratio of twenty-eight (28) shares of common stock of Crown for one (1) share of common stock of the Company. (See Item 1 Description of Business-Historical Corporate Development-Incorporation and Merger)


During March of 1998 the Company pursuant to a private placement in the United
States under Rule 504 of Regulation D of the Securities Act of 1933 (the '1933
Act') completed the sale of 300 units each consisting of (1) One Thousand
($1,000) 6% Convertible Debenture and one Warrant to purchase 1,333 shares of Common Stock of the Company. The units were purchased at a purchase price of $300,000 by two (2) accredited investors pursuant to the terms of certain
Convertible Debenture and Warrant Purchase Agreements dated March 23, 1998.The
Debentures and Warrants originally were to mature or expire on March 23, 2001.
The Debenture conversion price was the lesser of $1.30 or 70% of the average price per share market value for the five (5) trading days immediately preceding the conversion date and were converted by the holders on the following dates at the following prices:

Conversion Price

No. of Debenture		Date		Per Share          	No. of Shares
200				5.08.98	$1.00				200,000
100
				5.08.98	$1.00				101,000

The Warrants were exercisable at $1.30 per share and were exercised on the following dates and prices per share:

Date		No. of Warrants 		Proceeds to Company
5.16.98	266,667			$346,667.00
5.16.98	133,333			$173,332.00


During January through June 30, 1998, the Company issued 400,000 shares of common stocks for consulting services (deemed value of $400,000, pursuant to a private placement in the United States under Section 4.2 of the 1933 Act. The recipient was: Robert L. Moody, Jr. (an unrelated person) 400,000 shares.

ITEM 11.   DESCRIPTION OF SECURITIES

Common Stock

The authorized capital of the Registrant is 50,000,000 shares of common stock with a par value of $0.01 per share of which 5,214,018 were issued and outstanding at December 31, 1997. At June 30, 1998, there were 8,363,000 shares of common stock outstanding. At December 31, 1998, there were 17,923,946 shares outstanding. Also the Company is authorized to issue 15,000,000 shares of Preferred Stock with a par value of $0.01 per share. No Preferred shares of stock have been issued by the Registrant or ever outstanding at any time.

All of the authorized common stock of the Registrant are of the same class and, once issued, rank equally as to dividends, voting powers, and participation in assets. Holders of common stock are entitled to one vote for each share held of record on all matters to be acted upon by the shareholders.

Holders of common stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors, in its discretion, out of funds legally available therefore.

Upon liquidation, dissolution or winding up of the Registrant, holders of common stock are entitled to receive pro rata the assets of the Registrant, if any, remaining after payment of all debts and liabilities. No shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds.

There are no restrictions on the repurchase or redemption of shares of the Registrant while there is any arrearage in the payment of dividends or sinking fund installments.

Debt Securities to be Registered, Not applicable.
Other Securities to be Registered, Not applicable.

ITEM 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles on Incorporation limit the personal liability of directors to the fullest extent permitted by Nevada law. Nevada law provides that directors or officers of a corporation will not be personally liable for damages for breach of their fiduciary duties as directors or officers, except liability for (I) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) unlawful payments of dividends. Such limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company's By-laws provide that the Company shall indemnify its directors, and officers, employees and other agents for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in connection with any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director, officer, employee or agent of the Company or any other company or enterprise to which such person provides services at the request of the Company is such person acted in good faith and in a manner such person reasonably believed to be in or to opposed to the best interests of the Company.

At present there is no pending litigation or proceeding involving a director or officer of the Company in which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification. The Company believes that the indemnification provisions it its Article of Incorporation and By-laws are necessary to attract and retain qualified persons as directors and officers. The Company does not have any separate indemnification agreements with its directors or officers.

ITEM 13.    FINANCIAL STATEMENTS

The financial statements and notes thereto as required under ITEM #13 are attached hereto and found immediately following the text of this Registration Statement. The audit report of J C R S.A. de C.V., independent Certified Public Accountants, and Regio Asesores Integrados del Norte S.A. de C.V. is included herein immediately preceding the financial
* More auditors notes and statements will be added in the future.

Audited Financial Statements
For Fiscal 1997 Ended December 31st

Audited Financial Statements
for the Year Ended December 31, 1998


ITEM 14.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE.

Not Applicable

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS

(A)	Financial Statements

The financial statements and notes thereto as required under ITEM #13 are attached hereto and found immediately following the text of this Registration Statement. The audit report of J C R S.A. de C.V., independent Certified Public Accountants, for the audited financial statements and notes thereto is included herein immediately preceding the audited financial statements.

(A-1)  	Audited Financial Statements:
		Fiscal 1997 Ended December 31st

Auditor's Report, dated February 9, 1998

Balance Sheet at December 31, 1997

Profit Loss Statement
for the fiscal year ended December 31, 1997

Consolidated Statements of Cash Flows
for the fiscal years ended December 31, 1997 and December 31, 1996

Consolidated Statements of Stockholder's Equity for the fiscal years ended December 31, 1997 and December 31, 1996

Notes to Financial Statements

(A-2) 	Interim Financial Statements
		Three Months Ended June 30, 1998
		Three Months Ended March 31, 1998

Auditors Report,
Dated July 21, 1998

Balance Sheet at June 30, 1998
Balance Sheet at September 30, 1998
Balance Sheet at December 31, 1998

Profit and Loss Statement
for the three months ended December 31,1998
for the three months ended September 30,1998
for the three months ended June 30, 1998
for the three months ended March 31, 1998

Statements of Cash Flow
for the three Months ended June 30, 1998
for the three Months ended March 31, 1998
for the twelve Months ended December 31, 1997

Consolidated Statements of Stockholders' Equity for the Six Months Ended June 30, 1998

Auditors Report for Year Ending December 31, 1998

Notes to Financial Statements

(B)	Index To Exhibits:

3.	Corporate Charter/Certificate of Existence/
	Articles of Incorporation/By-Laws of the Company......................61

4.	Instruments Defining Rights of Security Holders.
	- Refer to Exhibit No. 3.-

5. 	Opinion re: Discount on Capital Shares.  Not Applicable

6. 	Opinion re: Liquidation Preference.  Not Applicable

7.	Voting Trust Agreements.  Not Applicable.

8.	Material Contracts:
a.	Plan and Agreement of Reorganization with Tigershark of Texas, Inc., dated
					October 10,1997...............................75

b.	Plan of Merger with Crown Gold Companies Group, Ltd. dated October 20,
					1997..........................................81

9.	Statement re: Computation of EPS.  Not Applicable

10.	Statement re: Computation of Ratios.  Not Applicable

11. 	Material Foreign Patents.  Not Applicable

12.	Letter re: Change of Accountant.  Not Applicable

21.	Subsidiaries of the Registrant........................................86

24.	Power of Attorney.  Not Applicable

27.	Financial Data Schedule.  Not Applicable

28.	Information from Reports Furnished to State Insurance Regulatory
Authorities.  Not Applicable

99. Other Material Documents:

	a.	Final Form D regarding $1,000,000
		Rule 504 private placement, dated 2/5/98........................87

	b.	Final Form D regarding $5,000,000
		Rule 504 terminated private placement, dated 3/20/98............93

c.  Consent of Majority of Stockholders dated May 13, 1998.................100

d.  Unanimous Consent of Board Of Directors dated 6/9/98...................102

f.  Certificate of Name Change   ..........................................103

g.  Certificate of Existence...............................................104

h.  Letter dated January 9, 1998 from the OTC Compliance Unit of the NASD
	    Regulation, Inc..................................................105
SIGNATURE PAGE.....................................................32

SIGNATURE PAGE


Pursuant to the requirements of Section 12g of the Securities Exchange Act of 1934, the Registrant certifies that it meets all the requirements for filing of Form 10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Great White Marine & Recreation, Inc.
Registrant

April 9, 1999 					By:  /s/Colin Smith
--------------------------		      -----------------------------
Date 					 			Colin Smith 											President/CEO/Chairman

J C R S.A. de C.V.
				Certified Public Accountant

Report of Independent Certified Accountants

Board of Directors
Tigershark Enterprises, Inc.
Waco, Texas

We have audited the accompanying balance sheets of Tigershark Enterprises, Inc. as of December 31, 1997, and the related statements of operations and stockholders' equity for the same period. Theses financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our merits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tigershark Enterprises, Inc. as of December 31, 1997, and results of their operations and their cash flows for the same period, in conformity with generally accepted accounting principles.

JCR S.A. de C.V Certified Public Accountants

/s/John Reyes
John Reyes
Monterrey, N.L.
February 9, 1998

				TIGERSHARK ENTERPRISES, INC
				Balance Sheet As of
				December 31, 1997

Assets
Current Assets:
	Cash on Hand & in Banks				$1,250,194.44
	Account Receivables				   408,946.22
	Inventory:
	Boats							    57,428.92
	Trailers						     5,974.55
	Tigershark Jet Skis				    11,110.00
	Arctic-Cat ATV					     9,684.11
	Parts & Accessories				    65,353.97
	Mercury Oil						    18,627.45
	Mercury Motors					    52,142.95

Fixed Assets:
	Real Estate (Schedule)				   140,000.00
	Automobiles	- Number (2)			    57,385.00

Deposits & Other Assets:
	Guaranty Deposit on Commercial
	Lot Monterrey					   160,000.00
								--------------

Total Assets						$2,236,847.61

Liabilities
Current Liabilities:
	Notes Payable to Banks				   244,974.43
	Credit Cards					     3,008.46
	Taxes Payable					    36,454.00
	Telephone Lease					     1,945.00
	Other Account Payables				       551.75
								--------------
Total Liabilities						   286,933.64

Net Worth							 1,949,913.97

Total Liabilities and Net Worth			--------------
								$2,236,847.61

				TIGERSHARK ENTERPRISES, INC.
				Profit and Loss Statement
				For Period Ending December 31, 1997
				Audited

Income
	Total Sales for 12 Months Ending 12/31/97		$14,267,862.87
	Less Cost of Goods Sold					 11,818,795.13
	Gross Profit from Sales					  2,449,067.74
									--------------
Total Gross Profit						  2,449,067.74

Operating Expenses
	Travel & Entertainment					 30,427.24
	Salaries & Commissions					441,536.27
	Utilities							  4,562.66
	Telephone							 13,481.35
	Car & Truck Expenses					 11,216.91
	Insurance							 15,164.27
	Legal Fees & Services					  9,435.00
	Office Expense						  3,817.55
	Repairs							  2,165.19
	Interest							 11,301.12
	Shows & Advertising					139,246.20
	Fees Paid							 17,250.00
	FICA Taxes							 19,654.00
									-----------
Total									719,257.76

Depreciation Expense
	Company Vehicles						  7,457.04
	Demo Boat Rigs						  5,591.27
	Warehouse & Office - Monterrey			  4,628.50
	Warehouse & Office - Waco				  4,457.04
									-----------
Total									 22,133.85

Less Total Expense						$741,391.61

Net Operating Profit						$1,707,676.13


				J C R S.A. de C.V.
				Certified Public Accountant

Report of Independent Certified Accountants

Board of Directors
Tigershark Enterprises, Inc.
Waco, Texas

We have audited the accompanying balance sheets of Tigershark Enterprises, Inc. as of March 31, 1998, and the related statements of operations and stockholders equity for the same period. Theses financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our merits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tigershark Enterprises, Inc. as of March 31, 1998, and results of their operations and their cash flows for the same period, in conformity with generally accepted accounting principles.

JCR S.A. de C.V Certified Public Accountants

/s/John Reyes
John Reyes
Monterrey, N.L.
April 20, 1998

					TIGERSHARK ENTERPRISES, INC.
					Balance Sheet as of
					March 31, 1998
					Audited

Assets
Current Assets:
	Cash on Hand & in Banks				$ 722,361.43
	Account Receivables				  421,435.92
	Inventory:
		Boats						  643,568.92
		Trailers					   32,491.73
		Tigershark Jet Skis			  128,745.00
		Arctic-Cat ATV				   88,256.00
		Parts & Accessories			   94,739.12
		Mercury Oil					   58,233.20
		Mercury Motors				  478,565.00
		Cruisers Yachts				  432,803.57

Fixed Assets:
	Real Estate (Schedule)				  140,000.00
	Automobiles - Number (2)			   55,725.08

Deposits & Other Assets:
	Guaranty Deposit on Commercial
	Lot Monterrey					  160,000.00
	Capital Stock 200,000 Shares
	Tigershark Enterprises, Inc.			  204,000.00
								-------------
Total Assets						$3,660,924.61

Current Liabilities:
	Notes Payable to Banks				   188,745.21
	Credit Cards Payable				     6,578.83
	Other Account Payables				     1,219.74

Total Liabilities						   196,543.78

Net Worth							 3,464,380.83
								--------------
Total Liabilities & Net Worth				$3,660,924.61


					TIGERSHARK ENTERPRISES, INC.
					Profit & Loss Statement
					For Period ending March 31, 1998



Income
	Total Sales for 3 months ending 3/31/98	$5,348,764.92
	Less cost of Goods Sold				 4,312,509.59
	Gross Profit from Sales				 1,036,265.33
								--------------
Total Gross Profit					 1,036,265.33

Operating Expenses
	Travel & Entertainment				     7,169.23
	Salaries & Commissions				   124,384.75
	Utilities						     1,129.18
	Telephone						     4,356.19
	Car & Truck Expenses				     2,945.21
	Insurance						     1,471.35
	Legal Fees & Services				     3,200.00
	Office Expense					     8,455.27
	Repairs							 155.00
	Interest						     4,869.28
	Shows & Advertising				    12,698.42
	Freight						    22,745.65
	Fees Paid						     1,654.49
	FICA Taxes						     5,163.62
	Estimated Income Tax				   110,000.00
								--------------
Total								   310,397.64

Depreciation Expense
	Company Vehicles					     1,659.92
	Demo Boat Rigs					     1,459.57
	Warehouse & Office - Monterrey		     1,268.34
	Warehouse & Office - Waco			     1,392.11
								--------------
Total								     5,779.94

Less Total Expenses					   316,177.58
								--------------
Net Operating Profit					$  720,077.75


				JCR S.A. de C.V.
				Certified Public Accountant

REPORT OF INDEPENDENT CERTIFIED ACCOUNTANTS


Board of Directors
Great White Marine & Recreation, Inc.
Waco, Texas


We have audited the accompanying balance sheets of Great White Marine & Recreation, Inc. as of June 30, 1998, and the related statements of operations and stockholders' equity for the same period. Theses financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our merits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Great White Marine & Recreation, Inc. as of June 30, 1998, and results of their operations and their cash flows for the same period, in conformity with generally accepted accounting principles.

JCR S.A. de C.V Certified Public Accountants

/s/John Reyes
John Reyes
Monterrey, N.L.
July 21, 1998

		GREAT WHITE MARINE & RECREATION, INC.
		Balance Sheet
		As of June 30, 1998
AUDITED

ASSETS
Current Assets
	Checking/Savings
	Cash								$1,666,830.34
  									-------------
Total Checking/Savings						 1,666,830.34
Accounts Receivable
	Accounts Receivable					   291,902.36
									-------------
Total Accounts Receivable					   291,902.36

Other Current Assets
Inventory
Boats									   504,814.72
      Cruisers Yacht						   714,235.57
      Mercury Motors						   531,318.00
      Mercury Oil							    89,957.73
      Parts & Accessories					   151,577.33
      Polaris ATV							   143,660.00
      Polaris Jet Ski						    46,320.00
    	Trailers							    87,355.10
									-------------
Total Inventory							 2,269,228.45

Total Other Current Assets					 2,269,228.45
									-------------
Total Current Assets 						 4,227,961.15

Fixed Assets
Assets
Automobiles								   110,570.74
      Real Estate							   140,000.00
									-------------
  Total Fixed Assets						   250,570.74

Other Assets
  Deposits & other Assets
      Capital Stock						 1,127,000.00
      Guaranty Deposit on Real Estate			   160,000.00
									-------------
Total Other Assets						 1,287,000.00

Total Assets							 5,765,531.89
Liabilities & Equity


  Liabilities
Current Liabilities
Accounts payable
Credit Cards Payable						    8,714.23
Notes Payable to Bank						  145,120.55
Other Accounts Payable						    2,684.62
									------------
      Total Accounts payable					  156,519.40

Total Liabilities							  156,519.40

Equity
  Net Worth								4,398,924.29
  Net Income							1,230,088.20

Total Equity							5,629,012.49
Total Liabilities & Equity					5,785,531.89


		GREAT WHITE MARINE & RECREATION, INC.
		Profit And Loss
		April through June 1998
		AUDITED

ORDINARY INCOME/EXPENSE
  Income
TOTAL SALES								9,674,565.23
  Total Income							9,674,565.23

Cost of Goods Sold						8,062,137.69
Total COGS								8,062,137.69
									------------
GROSS PROFIT							1,612,427.54




EXPENSES
Car & Truck/Vehicle Expense					    3,362.46
Depreciation Expense
      Company Vehicles						    1,648.75
      Demo Boat Rigs						    1,671.26
Warehouse & Office-Monterrey					    1,268.34
      Warehouse & Office-Waco					    1,276.90
									------------
  Total Depreciation Expense					    5,865.25

Fees Paid									865.00
Freight								   16,883.31
Insurance
      Insurance-Other						    3,517.28
									------------
  Total Insurance							    3,517.28
Interest Expense
	Interest Expense-Other					    4,214.11
									------------
  Total Interest Expense					    4,214.11
  Office Expense							    1,235.20
Professional Fees
Legal Fees								   11,654.00
									------------
  	Total Professional Fees					   11,654.00
Repairs
      Repairs-Other							268.10
									------------
Total Repairs								268.10
Salaries and Commissions					  156,352.16
Shows and Advertising						   13,754.24
Taxes
Federal								  140,000.00
      Payroll Taxes Paid (FICA)				    5,345.18
									------------
  Total Taxes							  145,345.18
Telephone								    5,118.74
Travel & Entertainment
      Travel & Entertainment-Other				   12,427.98
									------------
  	Total Travel & Entertainment				   12,427.98
Utilities
Utilities-Other							    1,476.33
									------------
  	Total Utilities						    1,476.33

TOTAL EXPENSES							  382,339.34
									------------
NET ORDINARY INCOME						1,230,088.20

NET INCOME								1,230,088.20

			CONSOLIDATED STATEMENT OF CASH FLOWS
			For the Quarter Ending March 31, 1998

			Cash flows from Operating Activities

	Net Income					$  720,078.00
	Increase in Accounts Receivable			$  (12,490.00)
	Increase in Inventory				$1,737,080.00
	Decrease in Accounts Payable			$  (90,390.00)

Net Cash Provided by Operating Activities			$(1,119,882.00)

Cash flows from Investing Activities

	Decrease in Fixed Assets				$    (1,660.00)

Net Cash used in Investing Activities				$     (1,660.00)

Cash Flows from financing Activities

	Repurchase of Common Stock			$  (204,000.00)
	Proceed from issuing common Stock		$    794,389.00

Net Cash Provided by Financing Activities			$  590,389.00


	NET DECREASE IN CASH				$  (531,153.00)

			GREAT WHITE MARINE & RECREATION, INC.

			CONSOLIDATED STATEMENT OF CASH FLOWS
			For the Quarter Ending June 30, 1998

Cash flows from Operating Activities

	Net Income					$1,230,088.00

	Decrease in Account  Receivable			$   129,534.00
	Increase in Inventory				$  (311,826.00)
	Decrease in Accounts Payable			$    (40,024.00)

Net Cash provided by Operating Activities			$ 1,007,772.00

Cash Flow from Investing Activities

	Payment for Purchase of Fixed Assets		$  (54,846.00)

Net Cash Used in Investing Activities				$  (54,846.000)

Cash Flows from Financing Activities

	Repurchase Common Stock			$  (923,000.00)
	Proceeds from issuing common stock		$    934,543.00

Net cash Provided by Financing Activities				$   11,543.00


	NET INCREASE IN CASH				$ 964,469.00

				GREAT WHITE MARINE AND RECREATION, INC.
			CONSOLDATED STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
				For the six months ending June 30, 1998

		Common Stock	Treasury Stock	Additional	Retained	TotalNet
	Shares	Amount	Shares Amount	Paid-in-	Earnings	Worth
								Capital
Issued
& Outstanding
at 12/31/97
	7,133,00			0			$1,988,312

Retained Earnings
At 12/31/97									$(38,398)

Total Net Worth
At 12/31/97											1,949914

Earnings 1st
Quarter									$720,078

Earnings 2nd
Quarter									$1,230,088

Shares
Issues Through
6/30/98 1,230,000			0			$1,728,932

Total Additional
Paid in Capital						$3,717,244

Total
Shares
Outstanding
As of
6/30/98 8,363,000			0

Total Retained
Earnings as of
6/30/98									$1,911,768

Net Worth
As of
6/30/98											5,629012


		NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
				JUNE 30, 1998

1. DESCRIPTION OF BUSSINESS AND ORGANIZATION
	Great White Marine & Recreation, Inc., headquartered in Waco, Texas, is an international distribution company of marine watercraft and recreational vehicles and related products through its network of dealers extending from the Southwestern United States in Mexico, Central America, South America, and the Caribbean. The company has aggressively positioned itself to take full advantage of the North American Free Trade Agreement (NAFTA) to profit from existing and newly created opportunities in the huge marine and recreational vehicle marketplace. The company has an existing sales, service and warehouse facility in Monterrey, Mexico, and is building a new 30,000 square foot facility, which will be three times larger than its existing facility. This new site will serve as headquarters for Great White Marine de Mexico, a 100% wholly owned subsidiary, and will include a retail showroom, administrative offices, and warehouse for all product lines. This new facility will be the largest marine and recreational facility in Mexico. In the very near future, Great
White Marine will also open an office and warehouses near the Port of Miami to distribute its product lines to the Caribbean and South America.

	Great White Marine & Recreation, Inc., is heavily involved in the marketing methodology known as 'channel sales.' The 'channel' begins when the manufacturer sells its product to the distributor, Great White Marine & Recreation, Inc., Great White then sells it at a markup to a re-seller or dealer who in turn sells to the end use consumer with another markup. Great White is responsible for maintaining appropriate inventory levels and product volume to support its own network of dealers. Great White can also offer its dealers wholesale and retail financing. The company has an extensive product line ranging from basic engine oils and lubricants to complete custom fitted luxury yachts. Brand names distributed by Great White include Mercury(TM) outboard motors and Mercury Quicksilver(TM) two-cycle engine oil, Polaris(TM) personal watercraft (PWC's) and all-terrain vehicles (ATV's), Fisher(TM) ski and fishing boats, Pursuit(TM) boats, Chaparral(TM) boats, Sea-Pro(TM) boats, and Cruiser(TM) Yachts.

	The company and it's predecessors have been in business for seventeen (17) years and has shown consistent revenue growth. Great

White Marine & Recreation, Inc., reflects the recent name change on May 28, 1998, from the predecessor company, Tigershark Enterprises, Inc.. Management felt the name change was necessary to more accurately reflect marine and recreation product lines and to disassociate itself from any one product line.

	Tigershark Enterprises, Inc., was incorporated in Nevada on October 8, 1997. Thereafter Tigershark Enterprises, Inc., completed a reverse merger transaction with an inactive public company. The Crown gold Companies Group Ltd., on October 24, 1997. A reverse merger occurs when an inactive public company acquires 100% of an active private business. Once the transaction is completed the two companies become a single company that maintains the identity of the active private company while enjoying the benefits of the inactive public company. Reverse mergers are very popular with a minimum of red tape with securities regulators and can be completed at a substantially reduced cost.

 	The company commenced trading on the OTC Bulletin Board on January 9, 1998 under the ticker symbol 'TGSK.' There are several primary reasons for management's decision to have a public offering. These include: (1) maximize shareholder value and liquidity; (2) embark upon an aggressive expansion program; (3) greater availability and accessibility of financing sources and opportunities. Since going public, Great White Marine & Recreation, Inc., has continued its dramatic growth and has fulfilled its stated objectives.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	PRINCIPLES OF CONSOLIDATION
	The consolidated financial statements included the accounts of the Company and its wholly owned subsidiary, Great White Marine de Mexico. Financial Statements are denominated in U.S. Dollars. Intercompany transactions have been eliminated.

	REVENUE RECOGNITION
	The Company operates under the accrual basis of accounting and recognizes revenue when the earning process is virtually complete and an exchange transaction has occurred. The accrual process accurately matches the revenues earned during the period with the expenses incurred during that period and gives rise to the accounts receivable and accounts payable detailed on the balance sheet.

	CONCENTRATION OF CREDIT RISK ARISING FROM CASH DEPOSITS IN EXCESS OF INSURED LIMITS - CASH ON HAND & IN BANKS
	As of the reporting date of June 30, 1998, management reports Cash on Hand & in Banks of $1,686,830.34. These moneys are deposited in First Waco National Bank in Waco, Texas in the amount of $1,611,543.43 and $55,286.91 in Monterrey, Mexico. The balance in these accounts change on a daily basis depending upon the needs of the business. The balance in the Waco Bank are insured by the Federal Deposit Insurance Corporation up to $100,000.00, while there is no insurance protection in the Mexican Bank. As of June 30, 1998, the Company's uninsured cash balance totals of $1,586,830.34.

	INVENTORY
	Inventory is valued at cost and no depreciation expense is taken on inventory items. Inventory is maintained at the warehouse facilities in Waco, Texas and Monterrey, Mexico, which is then sold and sent to its' dealers for ultimate sale to the end-use consumers. The company also maintains demonstrator boats which are effectively used for sales purposes and the requisite depreciation expense is charged against the income generated during the reporting cycle. Periodically, these demonstrator boats are sold and the resultant income is recorded in the financial statements.

	DEPRECIATION
	Property and Equipment are stated at cost. Depreciation is computed on the straight-line method for financial statement purposes. The estimated useful life for demonstration boats and company vehicles is three (3) years while the depreciable life for the warehouses and office space is ___ years.

	INCOME (LOSS) PER SHARE/EARNINGS PER SHARE
	Great White Marine & Recreation has a simple capital structure since it consists only of common stock and includes no potentially dilutive convertible securities, warrants options, or other rights, which if exercised could have a dilutive effect. Income (Loss) per share and/or earnings per share as of June 30, 1998 is computed as follows:

	Net Income		$1,230,088	= .15 earnings per share
				----------
	Shares Outstanding 8,363,000		(.147 eps)

	ESTIMATES AND ASSUMPTIONS
	Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principals. Those estimates and assumptions affect the reported amount of assets, liabilities, revenue, expenses, gains and losses, and also disclosures about contingent assets and liabilities. Actual results may vary from estimates and assumptions that were used in preparing the financial statements.

	CURRENT LIABILITIES
	Management reports three (3) categories of current liabilities and no long-term debt as of the reporting date of June 30, 1998. These current liabilities include:

	Note payable Principles. Those estimates and assumptions affect the reported amount of assets, liabilities, revenue, expenses, gains and losses, and also disclosures about contingent assets and liabilities. Actual results may vary from estimates and assumptions that were used in preparing the financial statements.

	Current Liabilities
	Management reports three (3) categories of current liabilities and no long-term debt as of the reporting date of June 30, 1998. These current liabilities include:

	Note payable to Bank - $145,220.55 which represents the building in Waco note and the balance on the line of credit at First Waco National Bank in Waco, Texas.

	Credit Cards Payable - $8,714.23 which represents expenses recorded but not yet paid as of the reporting date. All sales personnel have Corporate American Express Credit Cards. These credit cards are used for travel expenses.

	Other Accounts Payable - $2,684.62 which represents miscellaneous office supplies and expenses which have been recorded but not yet paid as of the reporting date.

3. ACCOUNTS RECEIVABLE.
Great White Marine & Recreation, Inc., has a strong group of dealers located throughout Texas, Louisiana, Oklahoma, and Mexico, and is able to provide financing to these dealers at very favorable terms. Typically, with approved credit, Great White Marine requires 30% down from dealers with the full balance due within 60 days. Since most of its' customers are high volume marine products dealers and marinas there is generally no problem with collections and most of its customers maintain credit balances. Great White Marine does not record an allowance for doubtful accounts. At the reporting date of June 30, 1998, accounts receivable consisted of the following:

			Marine Del Norte			$126,452.00
			Aqua Tours				$102,658.15
			Moto De Nautica,  Guadalajara	$  62,792.21

4. FAIR VALUES OF FINANCIAL INSTRUMENTS

The Company estimates that the fair value of all financial instruments at June 30, 1998, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheets.

5. FIXED ASSETS

Real Estate and Transport Equipment
The Real Estate and transport Equipment are valued at cost and at June 30,.
1998, consisted of the Following:
			Real Estate in Waco, Texas
				Commercial Warehouse & Office		$140,000.00

			Transport Equipment
				Automobiles (2)				$110,570.74

6. DEPOSITS & OTHER ASSETS
As of June 30, 1998, the balance sheet disclosed the following items:

			Guaranty Deposit on Commercial
				Lot, Monterrey, Mexico			$160,000.00

			Capital Stock 200,000 Shares
				Tigershark Enterprises, Inc.		$1,127,000.00

The Guaranty Deposit in Monterrey, Mexico, is a site identified for the warehouse and distribution facility. Management felt that its; stock was substantially undervalued in the marketplace and so it participated in a stock buy-back to bolster and maintain the stock price and maximize shareholders value.

7. TAXES
During the 1st Quarter of 1998, the company paid $110,000 for estimate income taxes for the period. This income tax expense was computed and approximately 15% of the earnings generated during the 1st quarter ending March 31st, 1998. During the 2nd Quarter of 1998, management paid $140,000.00 for estimate income taxes for the period. This income tax expense was computed at approximately 11.5% of the earning generated during the 2nd Quarter ending June 30, 1998.

Management plans and expects to pay income taxes at a higher percentage during subsequent quarters.

8. COMMON STOCK

On December 31, 1998, the company had 7,133,000 shares of outstanding common stock. Throughout the 1st and 2nd Quarter of 1998, the company had 8,363,000 shares of outstanding common stock.

GREAT WHITE MARINE & RECREATION, INC.
Profit and Loss
July through September 1998
AUDITED

								Jul-Sep '98
Ordinary Income/Expense
	Income
		TOTAL SALES						6,148,624.34
	Total Income								6,148,624.34

	Cost of Goods Sold
		Cost of Goods Sold						4,734,437.74
	Total COGS								4,734,437.74

Gross Profit									1,414,186.60

Expense
	Car & Truck/Vehicle Expense	  			    4,799.80
	Depreciation Expense
		Company Vehicles						4,421.62
		Demo Boat Rigs						2,146.92
		Warehouse & Office-Monterrey				1,268.34
		Warehouse & Office-Waco					1,276.90
	Total Depreciation Expense					    9,113.78

	Freight									   59,258.37
	Insurance
		Insurance - Other						6,645.17
	Total Insurance								    6,645.17

	Interest Expense
		Interest Expense - Building & Credit Line Bank One		3,523.60
	Total Interest Expense							    3,523.60

	Office Expense								    8,174.64
Professional Fees
		Other Fees						 46,600.25
		Legal Fees						 48,799.00
	Total Professional Fees							   95,399.25

	 Repairs									       330.34

	Salaries and Commissions						 128,484.80
	Shows and Advertising							     7,235.00
	Taxes
		Export Taxes						  50,983.32
		Federal 							100,000.00
		Payroll Taxes Paid (FICA)					  28,110.14
	Total Taxes								 179,093.46

	Telephone								    9,280.72
	Travel & Entertainment
		Travel & Entertainment - Other				   68,742.66
	Total Travel & Entertainment						   68,742.66

Utilities
		Utilities - Other						     1,733.63
	Total Utilities								      1,733.63

Total Expense									   581,815.22
Net Ordinary Income								  832,371.38
Net Income									  832,371.38

GREAT WHITE MARINE & RECREATION, INC.
Balance Sheet
As of September 30, 1998
Audited

ASSETS								Sep 30, '98
	Current Assets
		Checking/Savings
			CASH					3,874,998.17
	Total Checking /Savings						3,874,998.17

Accounts Receivable
	ACCOUNTS RECEIVABLE					  386,722.19
Total Accounts Receivable						  386,722.19

Other Current Assets
	INVENTORY
		BOATS							   281,834.41
		CRUISERS YACHT					 1,422,386.30
		MERCURY MOTORS					   674,961.47
		MERCURY OIL						    42,492.34
		PARTS & ACCESSORIES				   168,327.59
		POLARIS ATV						   475,465.44
		POLARIS JET SKI					    26,688.00
		TRAILERS						    86,475.00
		TRAVEL TRAILERS					   101,667.40
Total INVENTORY								3,280,297.95

Total Other Current Assets						3,280,297.95
Total Current Assets								7,542,018.31

Fixed Assets
	FIXED ASSETS
		AUTOMOBILES					  151,975.00
		REAL ESTATE					  351,000.00
Total FIXED ASSETS						  502,975.00

Other Assets
	DEPOSITS & OTHER ASSETS
		CAPITAL STOCK					  858,943.00
		SECURITY DEPOSIT ON REAL ESTATE		   13,844.70
	Total DEPOSITS & OTHER ASSETS				  872,787.70
Total Other Assets							  872,787.70

TOTAL ASSETS								8,917,781.01

LIABILITIES & EQUITY
	Liabilities
		Current Liabilities
			ACCOUNTS PAYABLE
				CREDIT CARDS PAYABLE		    2,219.65
				NOTES PAYABLE TO BANK		  124,609.52
				OTHER ACCOUNTS PAYABLE		    60,723.27
		Total Accounts Payable					    187,552.44
Total Current Liabilities						    187,552.44
Total Liabilities								    187,552.44

Equity
	NET WORTH							7,897,857.19
	Net Income							  832,371.38
Total Equity							8,730,228.57

TOTAL LIABILITIES & EQUITY						8,917,781.01

GREAT WHITE MARINE & RECREATION, INC.
Profit and Loss
October through December 1998

AUDITED

								Oct. - Dec.  '98
Ordinary Income/Expense
	Income
		TOTAL SALES						4,454,708.32
	Total Income							4,454,708.32

	Cost of Goods Sold
		Cost of Goods Sold				3,487,514.41
	Total COGS							3,487,514.41

Gross Profit								 967,193.91

Expense
	Car & Truck/Vehicle Expense				      3,615.43
	Depreciation Expense
		Company Vehicles						4,421.62
		Demo Boat Rigs						2,146.92
		Warehouse & Office-Monterrey				1,268.34
		Warehouse & Office-Waco					1,276.90
	Total Depreciation Expense				      9,113.78

	Freight							     38,651.18
	Insurance								6,631.27

	Interest Expense - Building & Credit Line Bank One 	3,523.60
	Office Expense							1,255.72
Professional Fees
		Other Fees						  1,640.00
		Legal Fees						 25,000.00
	Total Professional Fees						26,640.00

	Repairs 								     616.83
Salaries and Commissions					 132,743.18
	Shows and Advertising						   4,864.21
	Taxes
		Export Taxes						 14,658.19
		Federal 							150,000.00
		Payroll Taxes Paid (FICA)			       31,743.68
	Total Taxes								196,401.87

	Telephone								   7,837.21
	Travel & Entertainment			 			  22,676.59
	Utilities								   1,964.27
Total Expense							   	 456,535.14

Net Ordinary Income						  510,658.77
Net Income								  510,658.77

GREAT WHITE MARINE & RECREATION, INC.
Balance Sheet
As of December 31, 1998
Audited

ASSETS								Dec 31, '98
	Current Assets
		Checking/Savings
			CASH					2,731,963.42
	Total Checking /Savings					2,731,963.42

Accounts Receivable
	ACCOUNTS RECEIVABLE					  418,507.19
Total Accounts Receivable					  418,507.19

Other Current Assets
	INVENTORY
		BOATS - NEW						  279,745.55
		BOATS - USED					  185,650.00
		CRUISERS YACHT	      			1,568,229.00
		MERCURY MOTORS					  684,361.28
		MERCURY OIL						  161,265.90
		PARTS & ACCESSORIES				  258,442.37
		POLARIS ATV					        823,476.92
		POLARIS JET SKI					  265,780.00
		TRAILERS					     	   62,670.00
		TRAVEL TRAILERS					  192,328.18
Total INVENTORY							4,481,949.20

Total Other Current Assets				4,481,949.20

Total Current Assets						7,632,419.81

Fixed Assets
	FIXED ASSETS
		AUTOMOBILES					  147,553.38
		REAL ESTATE					  525,000.00
Total FIXED ASSETS					  672,553.38

Other Assets
	DEPOSITS & OTHER ASSETS
		CAPITAL STOCK					1,050,000.00
		SECURITY DEPOSIT ON REAL ESTATE	 	   13,844.70
	Total DEPOSITS & OTHER ASSETS				1,063,844.70
Total Other Assets						1,063,844.70

TOTAL ASSETS							9,368,817.89

LIABILITIES & EQUITY
	Liabilities
		Current Liabilities
			ACCOUNTS PAYABLE
				CREDIT CARDS PAYABLE		    38,845.87
				NOTES PAYABLE TO BANK		   100,064.80
				OTHER ACCOUNTS PAYABLE		    95,654.70
		Total Accounts Payable				   234,565.37
Total Current Liabilities					   234,565.37
Total Liabilities							   234,565.37

Equity
	NET WORTH	     						 8,623,593.75
	Net Income							   510,658.77
Total Equity							 9,134,252.52

TOTAL LIABILITIES & EQUITY				     	9,368,817.89

rain (logo) regio asesores
		integrados
		del norte
		s.a. de c.v.

		asesoria fiscal contable,
		finaciera, equipos y
		systemas de computo

		Report of Certified Independent Accountants

BOARD OF DIRECTORS
TIGERSHARK ENTERPRISES, INC. / GREAT WHITE MARINE S.A. DE C.V.
WACO, TEXAS

	WE HAVE PREPARED THE ACCOMPANYING BALANCE SHEETS OF TIGERSHARK ENTERPRISES, INC./GREAT WHITE MARINE S.A. DE C.V., AS DECEMBER 31, 1998 AND THE RELATED STATEMENTS OF OPERATIONS AND STOCKHOLDERS EQUITY FOR THE SAME PERIOD. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE COMPANY'S MANAGEMENT. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON OUR MERITS.

	THESE FINANCIAL STATEMENTS WERE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING STANDARDS IN CONJUNCTION WITH INTERNATIONAL ACCOUNTING STANDARDS AS DICTATED BY THE INTERNATIONAL ACCOUNTING STANDARDS COMMITTEE. THESE STANDARDS REQUIRE THAT WE PLAN AND REPORT ACCOUNTING TRANSACTIONS TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. THE PREPARATION INCLUDES EXAMINING ON A TEST BASIS, EVIDEDNCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. IT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY THE MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIVE THAT OUR PREPARATION AND EXAMINATION PROVIDE A REASONABLE BASIS FOR OUR OPINIONS.

	IN OUR OPINION, THE FINANCIAL STATEMENT REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIALS RESPECTS, THE FINANCIAL POSITION OR TIGERSHARK ENTERPRISES, INC./GREAT WHITE MARINE S.A. DE C.V. AS OF DECEMBER 31, 1998 AND RESULTS OF
THEIR OPERATIONS AND THEIR CASH FLOWS FOR THE SAME PERIOD, IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND INTERNATIONAL ACCOUNTING STANDARDS.

/S/JOSE OPE BERLANGA ROCHA
C.P. JOSE OPE BERLANGA ROCHA

											MINA SUR 724
									ENTRE MATAMOROS Y ALLENDE
											TEL. 342.55.61
											MONTERREY, N.L

--------------------------------------------------------------------------------
TIGERSHARK-GREAT WHITE MARINE, SA. DE CV.
AVE. LAZARO CARDENAS 3003 COL.			R.F.C.:	TME-960419-4Z6
VALLE DEL MARQUES, MONTERREY, NL			REG.EDO.:	70-2747934JB

31-MAR-99			BALANCE GENERAL					PAGE 1
--------------------------------------------------------------------------------

       				BALANCE SHEET DECEMBER 31 - 1998
	A C T I V E							%
	-----------							-
ASSET ACCOUNTS
CURRENT ASSETS:
	GENERAL CASH			       756.81	 0
	B A N K S:				 2,731,206.61	28
	C U S T O M E R S:		   586,975.54	 6
	TAX RECEIVABLE: IN MEXICO IVA)   342,190.22	 3
	I N V E N T O R Y:		 4,062,240.93	41
	DEPT: PARTS.ACCESSORIES & OIL	   419,708.27	 4
						------------- 	--
	TOTAL CURRENT ASSESTS:		 8,143,078.38	82
FIXED ASSESTS:
	TRANSPORT EQUIPMENT:		   525,000.00	 5
	REAL ESTATE:			   147,553.38	 1
						-------------	--
	TOTAL FIXED ASSESTS		   672,553.38	 7

DEFFERED ASSETS:
	DEPOSITS & OTHER ASSESTS:	    13,844.70	 0
	CAPITAL STOCK SHARES & VALUE	 1,050,000.00	11
						-------------	--
	TOTAL DEFFERED ASSETS:		 1,063,844.70	11
						-------------	--
	TOTAL ASSETS:			 9,879,476.46	100

		P A S I V E  &  C A P I T A L 		 %
		-----------------------------			--
LIABILITIES:
	CURRENT LIABILITIES:
	DIVERSE CREDITOR:			   134,500.37	 1
	BANKS LOANS SHORT TERM.		   100,064.80	 1
						-------------	--
	TOTAL CURRENT LIABILITIES:	   234,565.17	 2
						-------------	--
	TOTAL LIABILITIES:		   234,565.17	 2
C A P I T A L:
	CAPITAL STOCK;			    10,090.81	 0
	CAPITAL ADVANCES:			 6,594,267.86	66
	LOSS AND EARNINGS:		 3,040,552.62	31
						-------------	--
	TOTAL CAPITAL:			 9,644,911.29	98
						-------------	--
TOTAL PASIVO Y CAPITAL			 9,879,476.46	100

--------------------------------------------------------------------------------
TODAS LAS CUENTAS DE BALANCE AL NIVEL DE DETALLE: 6 AL PERIOD 12.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TIGERSHARK-GREAT WHITE MARINE, SA. DE CV.
AVE. LAZARO CARDENAS 3003 COL.			R.F.C.:	TME-960419-4Z6
VALLE DEL MARQUES, MONTERREY, NL			REG.EDO.:	70-2747934JB

31-MAR-99			BALANCE GENERAL					PAGE 1
--------------------------------------------------------------------------------

       			BALANCE SHEET DECEMBER 31 - 1998
		A C T I V E 						%
		-----------							--

ASSET ACCOUNTS
CURRENT ASSESTS:
GENERAL CASH:
	CASH BASIS					       504.54	 0
	PETTY CASH					        50.45   	 0
	PETTY CASH PUERTO VALLARTA		       201.82	 0
							-------------	--
	AMOUNT:					       756.81	 0

B A N K S:
	BANK BITAL, S.A. M.N.-5473-		 2,227,457.29	23
	BANK BITAL, S.A., DLLS.-9426-	   	    38,966.07	 0
	BANK BITAL, S.A., M.N.-5326-		       893.45	 0
	BANK BANCRESER,S.A.MN.5441			   1.27	 0
	BANK DLLS., WACO, TEXAS			   380,039.01	 4
	BANK BITAL, MN.GREATWHITE M.		    72,546.48	 1
	BANK BITAL,DLLS.,GREATWHITE M. 	    13,856.24	 0
	BANK BITAL,M.N.PUERTO VALLARTA 	    -3,448.78	 0
	BANK BITAL DLLS.PTO VALLARTA		       895.58	 0
							-------------	--
	AMOUNT:					 2,731,206.61	28

C U S T O M E R S:
	MARINA DEL NORTE, S.A. DE C.V.	    21,167.72	 0
	SUKIMAZ, S.A. DE C.V.			     7,217.47	 0
	SUZUKI-SUKIMICH, S.A. DE C.V.		     8,505.77	 0
	SUKI-LAND, S.A. DE C.V.			     8,293.56	 0
	SUKIMOTO VICTORIA, S.A. DE C.V.	     8,731.61	 0
	MARINE SERVICE CENTER CANCUN SA 	    10,266.31	 0
	SR.DAVID A. COLYER ZAMBRANO		    11,684.04	 0
	MOTO MUNDO DE PUEBLA,S.A. DE C.V.	    13,357.61	 0
	EUROMOTO DE LEON S.A. DE C.V.		    44,313.65	 0
	SINTERMOVIL, S.A. DE C.V.		     9,814.46	 0
	ING. JUAN ANTONIO KANE SOLIS		   200,173.32	 2
	SR. CARLOS ANDRES BUSTAMANTE M	   227,151.26	 2
	HUBELL, S.A. DE C.V. 	  		       756.81	 0
	JUAN MACIAS MARTNEZ			    13,112.22	 0
	BODEGA DE PRODUCTOS INTERNAC.		 	  82.74	 0
	RODOLFO MARTINEZ				     2,294.22	 0
	JUDEL CONSTRUCCIONES, SA DE CV.		  52.77	 0
							-------------	--
	AMOUNT:					   586,975.54	 6

TAX RECEIVABLE: (IN MEXICO IVA)
	TAX RECEIVABLE TO 15% (I.V.A.)	   77,938.03	 1
	TAX RECEIVABLE IN CUSTOM HOUSE	  264,252.19	 3
							-------------	--
	AMOUNT:					  342,190.22	 3

I N V E N T O R Y:

--------------------------------------------------------------------------------
TODAS LAS CUENTAS DE BALANCE AL NIVEL DE DETALLE: 8 AL PERIODO 12.

--------------------------------------------------------------------------------
TIGERSHARK-GREAT WHITE MARINE, SA. DE CV.
AVE. LAZARO CARDENAS 3003 COL.			R.F.C.:	TME-960419-4Z6
VALLE DEL MARQUES, MONTERREY, NL			REG.EDO.:	70-2747934JB

31-MAR-99			BALANCE GENERAL					PAGE 2
--------------------------------------------------------------------------------

       			BALANCE SHEET DECEMBER 31 - 1998

	TRAVEL TRAILERS				   192,328.18	 2
	MERCURY MOTORS				   684,361.28	 7
	POLARIS JET SKI				   265,780.00	 3
	TRAILERS					    62,670.00	 1
	POLARIS ATV					   823,476.92	 8
	BOATS NEW					   279,745.55	 3
	CRUISERS YACHTS				 1,568,229.00	16
	BOATS USED					   185,650.00	 2
							-------------	--
	AMOUNT:					 4,062,240.93	41

DEPOT: PARTS, ACCESSORIES & OIL
	PARTS & ACCCESORIES			   258,442.37	 3
	MERCURY OIL					   161,265.90	 2
							-------------	--
	AMOUNT					   419,708.27	 4
							-------------	--
TOTAL CURRENT ASSETS:				 8,143,078.38	82

FIXED ASSETS:
	TRANSPORT EQUIPMENT:
	1-TRUCK PICKUP FORD LOBO -0498	    19,874.52	 0
	1-TRUCK PICKUP FORD LOBO -0598	    20,738.82	 0
	1-AUTOMOBILE VW BEETLE 98-0698	    15,794.32	 0
	AUTOMOBILES, WACO, TEXAS		    51,270.71	 1
	TRANSPORT EQUIPMENT DIVERSE: W 	   353,476.73	 4
	1-LOAD MACHINE MONTACDAEWOO		    23,873.01	 0
	1-STATION WAGON CHEVR.SUB.1998	    23,311.43	 0
	1-TRUCK LOAD FORD 1998 - 0798		    34,506.65	 0
	25% LESS ALOWANCE FOR DEPRECI		   -17,846.19	 0
							-------------	--
	AMOUNT					   525,000.00	 5

REAL ESTATE:
	WAREHOUSE & OFFICE IN WACO, TX	   170,396.95	 2
	5% LESS ALLOWANCE FOR DEPRECIA	   -22,843.57	 0
							-------------	--
	AMOUNT					   147,553.38	 1
							-------------	--
TOTAL FIXED ASSESTS:				   672,553.38	 7

DEFFERED ASSETS:
DEPOSITS & OTHER ASSETS:
	RENTAL ADVANCE DEPOSIT			     4,288.60	 0
	COMMERCIAL LOT IN MONTERREY,MX	     9,556.10	 0
							-------------	--
	AMOUNT					    13,844.70	 0
CAPITAL STOCK SHARES & VALUE
	GREAT WHITE MARINE & RECREATION,	 1,050,000.00	11
							-------------	--
	AMOUNT					 1,050,000.00	11
							---------------	--
TOTAL DEFFERED ASSETS:				 1,063,844.70	11
-----------------------------------------------------------------------------
TODAS LAS CUENTAS DE BALANCE AL NIVEL DE DETALLE: 8 AL PERIOD 12
-----------------------------------------------------------------------------

--------------------------------------------------------------------------------
TIGERSHARK-GREAT WHITE MARINE, SA. DE CV.
AVE. LAZARO CARDENAS 3003 COL.			R.F.C.:	TME-960419-4Z6
VALLE DEL MARQUES, MONTERREY, NL			REG.EDO.:	70-2747934JB

31-MAR-99			BALANCE GENERAL					PAGE 3
--------------------------------------------------------------------------------

			BALANCE SHEET DECEMBER 31 - 1998
					-------------	--
TOTAL ASSETS:			  9,879,476.46	100

	P A S I V E  &  C A P I T A L 			 %
	-----------------------------				--

LIABILITIES:
CURRENT LIABILITIES:
	DIVERSE CREDITOR:
	CREDIT CARDS PAYABLE TO WACO	    38,845.67	 0
	MR COLIN SMITH, WACO, TX	    95,654.70	 1
						-------------	--
	AMOUNT:				   134,500.37	 1
BANKS SHORT TERM
	BANK LOANS IN WACO, TEXAS	   100,064.80	 1
						-------------	--
	AMOUNT 				   100,064.80	 1
						-------------	--
TOTAL CURRENT LIABILITIES;		   234,565.17	 2
						-------------	--
	TOTAL LIABILITIES:		   234,565.17	 2

C A P I T A L:
	CAPITAL STOCK:
	MR. COLIN SMITH, SHAREHOLDER	     8,072.65	 0
	MR. JOHN COLYER, SHAREHOLDER	     2,018.16	 0
						-------------	--
	AMOUNT:				    10,090.81

CAPITAL ADVANCES:
	MR. COLIN SMITH, SHAREHOLDER 	 6,594,267.86	66
						-------------	--
	AMOUNT:				 6,594,267.86	66

LOSS AND EARNINGS:
	ACCUMULATIVE EARNINGS		 2,527,875.69	26
	EXERCISE PROFIT			   512,676.93	 5
						-------------	--
	AMOUNT				 3,040,552.62	31
						-------------	--
	TOTAL CAPITAL:			 9,644,911.29	98
						-------------	--
TOTAL DE PASIVO Y CAPITAL		 9,879,476.46	100

--------------------------------------------------------------------------------
TODAS LAS CUENTAS DE BALANCE AL NIVEL DE DETALLE: 8 AL PERIODO 12.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TIGERSHARK-GREAT WHITE MARINE, SA. DE CV.
AVE. LAZARO CARDENAS 3003 COL.			R.F.C.:	TME-960419-4Z6
VALLE DEL MARQUES, MONTERREY, NL			REG.EDO.:	70-2747934JB

31-MAR-99			ESTADO DE RESULTADOS					PAGE 1
--------------------------------------------------------------------------------

				PROFIT AND LOSS DECEMBER 31 - 1998

		I N G R E S 					%
		---------------					--

S A L E S:
	ANNUAL SALES:
	SALES FOR INGRESS			  23,636,172.38	 505
						---------------	----
	TOTAL NET SALES:			  23,636,172.38	 505
LESS; COST OF SALES
	COST OF SALES			 -18,958,178.32	-405
						---------------	----
	TOTAL COST:				 -18,958,178.32	-405
						---------------	----
	GROSS PROFIT:			   4,677,994.07	 100

	E G R E S O S 						  %
	-------------						---
EXPENSES:
SERVICES FOR EXPENSES:
	DIRECT LABOR				26,831.43
	GRATIFICATION AT PERSONNEL	         908.17	  0
	MATERIALS INDIRECTS			   658.60	  0
	EQUIPMENT AND TOOLS			    58.53	  0
	LEASE BUILDING 80%			 1,453.08	  0
	ELECTRIC ENERGY AT 50%			 1,112.13	  0
	WATER SERVICES 50%			   838.88	  0
	FREIGHT IN EQUIPMENT		     106,879.13	  2
						---------------	---
	AMOUNT				     138,740.95	  0
SELLING EXPENSES:
	SALARIES SALESMAN			       53,538.99	  1
	SELLING COMMISSION		      216,876.32	  5
	GRATIFICATION AT PERSONNEL		  2,813.93	  0
	EXPENSES TRAVEL AND VIATICUM		 24,628.38	  1
	FUEL AND LUBRICATION			    972.00	  0
	MAINTENANCE TRANSPORT EQUIPMENT	 10,791.33	  0
	PACKET FREIGHT, TELEGRAPH, MAIL	     51.24	  0
	CUSTOM DUTIES				  1,967.71	  0
	FEES CUSTOM BROKER			  1,274.95	  0
	SHOWS AND ADVERTISING			 35,007.08	  1
	DEPRECIATION DEMO BOATS			  7,005.65	  0
						 ---------------	---
	AMOUNT				      354,927.60	  8

--------------------------------------------------------------------------------
TODAS LAS CUENTAS DE RESULTADOS AL NIVEL DE DETALLE: 8 AL PERIODO 12.

--------------------------------------------------------------------------------
TIGERSHARK-GREAT WHITE MARINE, SA. DE CV.
AVE. LAZARO CARDENAS 3003 COL.			R.F.C.:	TME-960419-4Z6
VALLE DEL MARQUES, MONTERREY, NL			REG.EDO.:	70-2747934JB

31-MAR-99			ESTADO DE RESULTADOS					PAGE 2
--------------------------------------------------------------------------------

				PROFIT AND LOSS DECEMBER 31 - 1998


ADMINISTRATIVE EXPENSES:
	ADMINISTRAVTIVE SALARIES		 65,236.30	  1
	GRATIFICATION AT PERSONNEL		  3,916.98	  0
	PAYROLL TAX					 64,513.99	  1
	AFORES TAX					    400.40	  0
	INFONAVIT TAX				    499.29	  0
	SOCIAL SECURITY TAX			  1,907.96	  0
	FUEL AND LUBRICATION			    425.36	  0
	MAINTENANCE TRANSPORT EQUIPMENT	    688.70	  0
	MAINTENANCE BUILDING			    259.65	  0
	LEASE BUILDING 20%			    363.27	  0
	ELECTRIC ENERGY 50%			    744.96	  0
	TELEPHONE, FAX AND INTERNET		  5,746.57	  0
	WATER SERVICES 20%			     27.99	  0
	UTENSIL CLEANLINESS			    189.87	  0
	OFFICE EXPENSE				 10,311.00	  0
	ASSESSOR FEES				    126.54	  0
	WORK ASSEMBLY AT PERSONNEL		      9.21	  0
	PROFESSIONAL FEES				 20,134.61	  0
	VEHICLE AND PERMISSION TAX		     22.61 	  0
	INSURANCE AND SECURITY			 11,644.45	  0
	LEGAL FEES 					  2,599.57	  0
	DEPRECIATION TRANSPORT EQUIP.		  4,421.62	  0
	AMORTIZATION ERECTION EXPENSES	    327.98	  0
	DEPRECIATION BUILDING			  4,404.84	  0
						----------------	---
	AMOUNT				      198,923.70	  4
FINANCIAL EXPENSES:
	PROFIT AND LOSS EXCHANGE		  3,480.96	  0
	REMITTAL COMMISSION BANKS		    530.91	  0
	CHECK REFUND CONNISSION(CUST		    298.86	  0
	FINANCE INTEREST				  6,120.62	  0
	BANKING COMMISSION DIVERSE		    315.25	  0
						----------------	---
	AMOUNT					 10,746.60	  0
OFFICE EXPENSES IN WACO TEXAS
	SALARIES				      128,294.69	  3
	FUEL AND LUBRICATION			  1,134.52	  0
	TELEPHONE					 19,578.94    0
	WATER AND ELECTRIC ENERGY		  3,230.78	  0
	FREIGHT IN					 25,436.59	  1
	EXPENSES TRAVEL				 83,789.24	  2
	LEGAL FEES					 84,110.84	  2
	MAINTENANCE BUILDING			    973.02	  0
	OFFICE EXPENSES				  4,593.30	  0
	INSURANCE AND SECURITY			  5,963.38	  0
	PROFESSIONAL FEES				 28,880.59	  1
	PACKET FREIGHT				     13.46	  0
	TAXES						 18,957.51	  0
	CUSTOM DUTIES				 49,471.32	  1
	INTEREST 					  4,032.67	  0
	DEPRECIATION TRANSPORT EQUIP		  7,286.34	  0
	DEPRECIATION WATEHOUSE & OFFICE	  4,863.80	  0
						   -------------	---
		SUMA:				      470,610.70	 10

--------------------------------------------------------------------------------
TODAS LAS CUENTAS DE RESULTADOS AL NIVEL DE DETALLE: 8 AL PERIODO 12.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TIGERSHARK-GREAT WHITE MARINE, SA. DE CV.
AVE. LAZARO CARDENAS 3003 COL.			R.F.C.:	TME-960419-4Z6
VALLE DEL MARQUES, MONTERREY, NL			REG.EDO.:	70-2747934JB

31-MAR-99			ESTADO DE RESULTADOS					PAGE 3
--------------------------------------------------------------------------------

				PROFIT AND LOSS DECEMBER 31 - 1998

TAXES AT I.R.S.
	ANNUAL TAXES AT I.R.S.		      463,491.90	 10
						----------------	---
	AMOUNT				      463,491.90	 10
						----------------	---
	TOTAL EXPENSES:			    1,637,441.00	 35
						----------------	---
UTILIDADES					    3,040,552.62	 65

--------------------------------------------------------------------------------
TODAS LAS CUENTAS DE RESULTADOS AL NIVEL DE DETALLE: 8 AL PERIODO 12.
--------------------------------------------------------------------------------

[DESCRIPTION] EX-3.(I) Articles of Incorporation

ARTICLES OF INCORPORATION

OF

TIGERSHARK ENTERPRISES, INC.


	Pursuant to the provisions of Section 78.035 of the Nevada Business
Corporation Code, the undersigned hereby adopts the following:
	ARTICLE I:	  The name of the corporation is:
				TIGERSHARK ENTERPRISES, INC.
	ARTICLE II:	  The principal place of business for the corporation and the resident Agent shall be:
				Pacific Corporate Services, Inc.
				7631 Bermuda Road
				Las Vegas, NV  89123

	ARTICLE III:  The corporation may engage in any lawful activity authorized by the laws of the State of Nevada.
	ARTICLE IV:	  The total number of shares of stock which the corporation
shall have authority to issue is Sixty-Five Million (65,000,000) consisting of
Fifteen Million (15,000,000) shares of Preferred stock with a par value of One
Cent ($.01) each and Fifty Million (50,000,000) shares of Common stock which a par value of One Cent (.01) each.
	The Preferred stock may be issued, from time to time, in one or more series, with such designations, preferences and relatives participating, optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions shall have been set forth in a Certificate made, executed acknowledged, filed and recorded in the manner required by the laws of the State of

Nevada in order to make the same effective. Each series shall consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred stock shall be alike in every particular.
	ARTICLE V: The governing body of the corporation shall be known as directors, and the number, names and post office addresses of the first board of directors, which shall consist of three (3) are:
Barry M. Meuse
4900 Seminary Road, STE 1175
Alexandria, Virginia 22311

Joseph Meuse
4900 Seminary Road, STE 1175
Alexandria, Virginia 22311

Russell Ponce
3030 Bridgeway, #219
Sausalito, CA  94965

	ARTICLE VI:	  The capital stock, after the amount of the subscription
price or par value has been paid in, shall not be subject to assessment to pay the debt of the corporation.
	ARTICLE VII: The name of the incorporator signing these Articles of Incorporation, and his address is:
G. Alfred Roensch
3030 Bridgeway, #219
Sausalito, CA  94965

	ARTICLE VIII: This corporation shall have perpetual existence.
	ARTICLE IX:	  In accordance with Section 78.037 of the Nevada Business
Corporation Code, the directors and officers of this corporation shall not be personally liable to the corporation or its stockholder for damages for breach of fiduciary duty as a director or officer, so long as the acts or omissions did not involve intentional misconduct, fraud or a knowing violation of law or as a result of the payment of dividends in violation of NRS 78.300.

	Dated:  October 2, 1997.



							/s/G. Alfred Roensch_________
							Incorporator


STATE OF CALIFORNIA  )
			   ) SS.
COUNTY OF MARIN	   )

	On the 2nd day of October, 1997, personally appeared before me, G. Alfred Roensch, personally known to me or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledge to me that he executed the same in his authorized capacity, and that his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

	WITNESS my hand and official seal.



							/s/Susan Dupuis______________
							Notary Public

		My Commission Expires:  3-11-01
			{SEAL}

SECRETARY OF STATE
OF
		NEVADA

		CORPORATE CHARTER

I, Dean Heller, the duly elected and qualified Nevada Secretary of State, do hereby certify that TIGERSHARK ENTERPRISES, INC., did on October 8, 1997, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Los Vegas, Nevada, on October 8, 1997.




/s/Dean Heller_____________________
Secretary of State

{Seal}				By

/s/Beth McAuliffe__________________
Certification Clerk

				SECRETARY OF STATE
				[state seal]
STATE OF NEVADA

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, TIGERSHARK ENTERPRISES, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since October 8, 1997, and is in good standing in this state.


[the great seal of the			IN WITNESS WHEREOF, I have set my hand
state of Nevada]				and affixed the Great Seal of State, at
						my office, in Carson City, Nevada, on March
						25, 1998.

						/s/Dean Heller
						Secretary of State

						/s/Jacqueline Curry
						Certification Clerk

EX-3.(ii) By-Laws

BY-LAWS

OF

TIGERSHARK ENTERPRISES, INC.

a Nevada Corporation

ARTICLE I

MEETING OF SHAREHOLDERS

	Section 1. The annual meeting of the stockholders of the Company shall be held at its offices in the City of Waco, State of Texas, at 10:00 a.m. on the 1st day of March of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors of the company to observe during the ensuing year and for the transaction of such other business as may be brought before the meeting.

	At least five days' written notice specifying the time and place, when and where the annual meeting shall be convened, shall be mailed to each of the stockholders of record at the time of issuing the notice, or to the last known address, as the same appears on the books of the corporation.

	Section 2. Special meetings of the stockholders may be held at the office of the company in the State of Nevada, or elsewhere in the world, whenever called by the President, or by the Board of Directors, or by vote of, or by an instrument in writing signed by the holders of 51% of the issued and outstanding capital stock of the company. At least ten days' written notice of such meeting, specifying the day, hour and place, when and where such meeting shall be convened, and objects for the calling the meeting, shall be mailed to each stockholder, as specified above.

	Section 3. If all of the stockholders of the company shall waive notice of a meeting, no notice of such meeting shall be required, and whenever all of the stockholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action may be taken. If this section shall conflict with any statute which may be enacted by the State of Nevada, the laws of the State of Nevada, if in conflict with the section of notice, shall prevail.

	The written certificate of the officer or officers calling any meeting setting forth the substance of the notice, and the time and place of the mailing of the same to the stockholders, and the respective addresses to which the same were mailed, shall be prima facie evidence of the manner and fact of the calling and giving such notice.

	If the address of any stockholder does not appear upon the books of the company, it will be sufficient to address any notice to such stockholder at the principal office of the corporation.

	Section 4. All business lawful to be transacted by the stockholders of the company, may be transacted at any special meeting or at any adjournment thereof. Only such business, however, shall be acted upon at special meetings of the shareholders as shall have been referred to in the notice calling such meeting, but at any stockholders' meeting at which all of the outstanding capital stock of the company is represented, either in person or by proxy, any lawful business may be transacted, and such meeting shall be valid for all purposes.

	Section 5. At the stockholders' meetings the holders of 51% in amount of the entire issued and outstanding capital stock of the company, shall constitute a quorum for the purposes of such meetings.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend, in person or by proxy, at the time and place fixed by these By-laws for any annual meeting, or fixed by a notice as above provided for a special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn from time to time without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted as originally called.

	Section 6. At each meeting of the stockholders, every stockholder shall be entitled to one vote in person or by his duly authorized proxy appointed by instrument in writing subscribed by such stockholder or by his duly appointed attorney. Each stockholder shall have one vote for each share of stock outstanding registered in his or her name on the books of the corporation, ten days preceding the day of such meeting. The votes for directors, and upon demand by any stockholder, the votes upon any questions before the meeting, shall be viva voce.

	At such meeting of the stockholders, a full, true and complete list of all the stockholders entitled to vote at such meeting, and indicating the number of shares held by each, certified by the Secretary of the company, shall be furnished, which list shall be prepared at least ten days before such meeting, and shall be open to the inspection of the stockholders, or their agents or proxies, at the place where such meeting is to be held, and for ten days prior thereto. Only the persons in whose names shares of stock are registered on the books of the company for ten days preceding the date of such meeting, as evidenced by the list of stockholders, shall be entitled to vote at such meeting. Proxies and powers of attorney to vote must be filed with the Secretary of the Company before an election or a meeting of the stockholders, or they cannot be used at such election or meeting.

	Section 7. At each meeting of the stockholders, the polls shall be opened and closed; the proxies and ballots issued, received, and be taken in charge of, for the purpose of the meeting, and all questions touching the qualification of voters and the validity of proxies, and the acceptance or rejection of votes, shall be decided by two inspectors. Such inspectors shall be appointed at the meeting by the presiding officer of the meeting.

	Section 8. At the stockholders' meetings the regular order of business shall be as follows:

a. Reading and approval of the Minutes of the previous meetings;
b. Reports of the Board of Directors, the President, Treasurer and Secretary of the Company in the order named;
c. Reports of Committee;
d. Election of Directors;
e. Unfinished business;
f. New business;
g. Adjournment.

ARTICLE II

DIRECTORS AND THEIR MEETINGS

	Section 1.  The Board of Directors of the Company shall consist of three
(3) persons who shall be chosen by the stockholders annually, at the annual meeting of the Company, and who shall hold office for one year, and until their successors are elected and qualified.

	Section 2. When any vacancy occurs among the Directors by death, resignation, disqualification or other cause, the stockholders, at any regular or special meeting, or at any adjourned meeting thereof, or the remaining Directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the Director whose place shall have become vacant and until his successor shall have been elected and shall qualify.

	Section 3. Meeting of the Directors may be held at the principal office of the company in the State of Nevada, or elsewhere in the world, at such place or places as the Board of Directors may, from time to time, determine.

	Section 4. Without notice or call, the Board of Directors shall hold its first annual meeting for the year immediately after the annual meeting of the stockholders or immediately after the election of Directors at such annual meeting.

	Regular meetings of the Board of Directors shall be held at the office of the company at Waco, Texas, on the first Wednesday of each and every month, at 10:00 a.m. Notice of such regular meeting shall be mailed to each Director by the Secretary at least three days prior to the day fixed for such meeting, but no regular meeting shall be held void or invalid if such notice is not given, provided the meeting is held at the time and place fixed by these by-laws for holding such regular meeting.

	Special meetings of the Board of Directors may be held on the call of the President or Secretary on at least three days notice by mail, facsimile or by telegraph.

	Any meeting of the Board of Directors, no matter where held, at which all of the members shall be present, even though without or of which notice shall have been waived by all absentees, provided a quorum shall be present, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

	Any and all business may be transacted by any meeting of the Board of Directors, either regular or special. Meetings by teleconferencing shall be allowed and considered a duly constituted meeting where such directors participating in the teleconferencing shall be deemed present for purposes of that meeting.

	Section 5. A majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. The Board of Directors may prescribe rules not in conflict with these by-laws for the conduct of its business; provided, however, that in the fixing of salaries of the officers of the corporation, the unanimous action of all of the Directors shall be required.

	Section 6.  A Director need not be a stockholder of the corporation.

	Section 7. The Directors shall be allowed and paid all necessary expenses incurred in attending any meeting of the Board, but shall not receive any compensation for the services as Directors until such time as the company is able to declare and pay dividends on its capital stock.

	Section 8. The Board of Directors shall make a report to the stockholders at annual meetings of the stockholders of the condition of the company, and shall, at request, furnish each of the stockholders with a true copy thereof.

	The Board of Directors, in its discretion, may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such contract or act, which, if approved, or ratified by the vote of the holders of a majority of the capital stock of the company represented in person or by proxy at such meeting, provided, that a lawful quorum of stockholders be there represented in person or by proxy, shall be valid and binding upon the corporation and upon all the stockholders thereof, as if it had been approved or ratified by every stockholder of the corporation.

	Section 9. The Board of Directors shall have the power from time to time to provide for the management of the offices of the company in such manner as they see fit, and in particular, from time to time, to delegate any of the powers of the Board in the course of the current business of the company, to any standing or special committee or to any officer or agent and to appoint any person to be agent of the company with such powers (including the power to sub-delegate), and upon such terms as may be deemed fit.

	Section 10. The Board of Directors is invested with the complete and unrestrained authority in the management of all the affairs of the company, and is authorized to exercise for such purpose as the General Agent of the Company, its entire corporate authority.

	Section 11. The regular order of business at meetings of the Board of Directors shall be as follows:

a. Reading and approval of the minutes of the previous meeting or meetings;
b. Reports of officers and committeemen;
c. Election of officers;
d. Unfinished business;
e. New business;
f. Adjournment.

ARTICLE III

OFFICERS AND THEIR DUTIES

Section 1. The Board of Directors, at its first and after each meeting after the annual meeting of stockholders, shall elect a President, a Vice-President, a Secretary and a Treasurer, to hold office for one year next coming, and until their successors are elected and qualify. The offices of the Secretary and Treasurer may be held by one person.

Any vacancy in any of said offices may be filled by the Board of Directors.

The Board of Directors may, from time to time, by resolution, appoint such additional Vice Presidents and additional Assistant Secretaries, Assistant Treasurer and Transfer Agents of the Company as it may deem advisable; prescribe their duties, and fix their compensation, and all such appointed officers shall be subject to removal at any time by the Board of Directors. All officers, agents, and factors of the company shall be chosen and appointed in such manner and shall hold their office for such terms as the Board of Directors may by resolution prescribe.

Section 2. The President shall be the executive officer of the Company and shall have the supervision and, subject to the control of the Board of Directors, the direction of the Company's affairs, with full power to execute all resolutions and orders of the Board of Directors not especially entrusted to some other officer of the company. He shall be a member of the Executive Committee, and the Chairman thereof; he shall preside at all meetings of the Board of Directors, and at all meetings of the stockholders, and shall sign the Certificates of Stock issued by the company, and shall perform such other duties as shall be prescribed by the Board of Directors.

Section 3. The Vice President shall be vested with all powers and perform all the duties of the President in his absence or inability to act, including the signing of the Certificates of Stock issued by the company, and he shall so perform such other duties as shall be prescribed by the Board of Directors.

Section 4. The Treasurer shall have the custody of all the funds and securities of the company. When necessary or proper he shall endorse on behalf of the company for collection, checks, notes and other obligations; he shall deposit all monies to the credit of the company in such bank or banks or other depository as the Board of Directors may designate; he shall sign all receipts and vouchers for payments made by the company, except as herein other provided. He shall sign with the President all bills of exchange and promissory notes of the company; he shall also have the care and custody of the stock, bonds, certificates, vouchers, evidence of debts, securities, and such other property belonging to the company as the Board of Directors shall designate; he shall sign all papers required by law or by these By-laws or the Board of Directors to be signed by the Treasurer. Whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly in the books of the company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the company. He shall at all reasonable times exhibit the books of account to any Director of the company during business hours, and he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors.

The Treasurer shall, if required by the Board of Directors, give bond to the company conditioned for the faithful performance of all his duties as Treasurer, in such sum, and with such security as shall be approved by the Board of Directors, with expense of such bond to be borne by the company.

Section 5. The Board of Directors may appoint an Assistant Treasurer who shall have such powers and perform such duties as may be prescribed for him by the Treasurer of the company or by the Board of Directors, and the Board of Directors shall require the Assistant Treasurer to give a bond to the company in such sum and with such security as it shall approve, as conditioned for the faithful performance of his duties as Assistant Treasurer, the expense of such bond to be borne by the company.

Section 6. The Secretary shall keep the Minutes of all meetings of the Board of Directors and the Minutes of all meetings of the stockholders and of the Executive Committee in books provided for that purpose. He shall attend to the giving and serving of all notices of the company; he may sign with the President or Vice-President, in the name of the Company, all contracts authorized by the Board of Directors or Executive Committee; he shall affix the corporate seal of the company thereto when so authorized by the Board of Directors or Executive Committee; he shall have the custody of the corporate seal of the company; he shall affix the corporate seal to all certificates of stock duly issued by the company; he shall have charge of Stock Certificate Books, Transfer Books and Stock Ledgers, and such other books and papers as the Board of Directors or the Executive Committee may direct, all of which shall at all reasonable times be open to the examination of any Director upon application at the office of the company during business hours, and he shall, in general, perform all duties incident to the office of Secretary.

Section 7. The Board of Directors may appoint an Assistant Secretary who shall have such powers and perform such duties as may be prescribed by him by the Secretary of the company or by the Board of Directors.

Section 8. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority in behalf of the company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the company may hold stock, and at such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the new owner thereof, the company might have possessed and exercised, if present. The Board of Directors, by resolution, from time to time, may confer like powers on any person or persons in place of the President to represent the company for the purposes of this section mentioned.

ARTICLE IV

CAPITAL STOCK

	Section 1. The capital stock of the company shall be issued in such manner and at such time and upon such conditions as shall be prescribed by the Board of Directors.

	Section 2. Ownership of stock in the company shall be evidenced by certificates of stock in such forms as shall be prescribed by the Board of Directors, and shall be under the seal of the company and signed by the President or the Vice-President and also by the Secretary or by an Assistant Secretary.

	All certificates shall be consecutively numbered; the name of the person owning the shares represented thereby with the number of such shares and the date of issue shall be entered on the company's books.

	No certificates shall be valid unless it is signed by the President or Vice-President and by the Secretary or Assistant Secretary.

	All certificates surrendered to the company shall be canceled and no new certificate shall be issued until the former certificate for the same number of shares shall have been surrendered or canceled.

	Section 3. No transfer of stock shall be valid as against the company except on surrender and cancellation of the certificate therefor, accompanied by an assignment or transfer by the owner therefor, made either in person or under assignment, at which time a new certificate shall be issued therefor.

	Whenever any transfer shall be expressed as made for collateral security and not absolutely, the same shall be so expressed in the entry of said transfer on the books of the company.

	Section 4. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent herewith as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the company.

	The Board of Directors may appoint a transfer agent and a registrar of transfers and may require all stock certificates to bear the signature of such transfer agent and such registrar of transfer.

	Section 5. The Stock Transfer Books shall be closed for all meetings of the stockholders for the period of ten days prior to such meetings and shall be closed for the payment of dividends during such periods as from time to time may be fixed by the Board of Directors, and during such period no stock shall be transferable.

	Section 6. Any person or persons applying for a certificate of stock in lieu of one alleged to have been lost or destroyed, shall make an affidavit or affirmation of the fact, and shall deposit with the company an affidavit. Whereupon, at the end of six months after the deposit of said affidavit and upon such person or persons giving Bond of indemnity to the company with surety to be approved by the Board of Directors, in double the current value of stock, against any damage, loss or inconvenience to the company, which may or can arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, the Board of Directors may cause to be issued to such person or persons a new certificate, or a duplicate of the certificate, or a duplicate of the certificate so lost or destroyed. The Board of Directors may, in its discretion refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything herein to the contrary notwithstanding.

ARTICLE V

OFFICES AND BOOKS

Section 1. The principal office of the corporation shall be the offices of Tigershark of Texas, Inc., currently located at Waco, Texas. At the discretion of the Board of Directors, the company may maintain offices in any other state or territory, or elsewhere in the world.

	Section 2. The Stock and Transfer Books and a copy of the By-laws and Articles of Incorporation of the company shall be kept at its principal office as stated above, for the inspection of all who are authorized or have the right to see the same, and for the transfer of stock. All other books of the company shall be kept at such places as may be prescribed by the Board of Directors.

ARTICLE VI

MISCELLANEOUS

	Section 1. The Board of Directors shall have power to reserve over and above the capital stock paid in, such an amount in its discretion as it may deem advisable to fix as a reserve fund, and may, from time to time, declare dividends from the accumulated profits of the company in excess of the amounts so reserved, and pay the same to the stockholders of the company, and may also, if it deems the same advisable, declare stock dividends of the unissued capital stock of the company.

	Section 2. Unless otherwise ordered by the Board of Directors, all agreements and contracts shall be signed by the President and the Secretary in the name and on behalf of the company, and shall have the corporate seal.

	Section 3. All monies of the corporation shall be deposited when and as received by the Treasurer in such bank or banks or other depository as may from time to time be designated by the Board of Directors, and such deposits shall be made in the name of the corporation.

	Section 4. No loan or advance of money shall be made by the company to any stockholder or officer therein, unless the Board of Directors shall otherwise authorize.

	Section 5. All salaries or other compensation for any director or executive officer of the company shall be fixed by, and adopted by the majority vote of the Directors voting in favor thereof.

	Section 6. The company may take, acquire, hold, mortgage, sell, or otherwise deal in stock or bonds or securities of any other corporation, if and as often as the Board of Directors shall so elect.

	Section 7. The Directors shall have the power to authorize and cause to be executed, mortgages and liens without limit as to amount upon the property and franchise of this corporation, and pursuant to the affirmative vote, either in person or by proxy, of the holders of a majority of the capital stock issued and outstanding; the Directors shall have the authority to dispose in any manner of the whole property of this corporation.

	Section 8. The company shall have a corporate seal, the design thereof being as follows:

	[SEAL]

ARTICLE VII

AMENDMENTS OF BY-LAWS

	Section 1. Amendments and changes of these By-laws may be made at any regular or special meeting of the Board of Directors by a vote of the majority, or may be made by a vote of, or a consent in writing signed by the holders of a majority of the issued and outstanding capital stock.


CERTIFICATE OF SECRETARY

	I, Joseph Meuse, Secretary of Tigershark Enterprises, Inc., a Nevada corporation, hereby certify that the above By-laws of the corporation were duly adopted by the Board of Directors of the corporation at its First Meeting of the Board of Directors which was held on October 9, 1997, at which meeting a quorum was present.

	Executed at Alexandria, Virginia.



							/s/Joseph Meuse
							Joseph Meuse, Secretary

EX-10a Plan and Agreement of Reorganization

PLAN AND AGREEMENT OF REORGANIZATION

BETWEEN

TIGERSHARK ENTERPRISES, INC
(a Nevada Corporation)


AND

TIGERSHARK OF TEXAS, INC.
(a Texas Corporation)

	This Plan and agreement of Reorganization is entered into this 10th day of October, 1997, by and between Tigershark Enterprises, Inc., a Nevada corporation, hereinafter referred to as 'TIGERSHARK', and Tigershark of Texas, Inc., a Texas corporation and its shareholders, hereinafter referred to as 'Texas'.

	This Plan or Reorganization is within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. TIGERSHARK will acquire from the shareholders of Texas, all of the issued and outstanding shares of Texas in return for 4,864,018 shares of the authorized but unissued shares of Tigershark. Texas will then become and operate as a wholly owned subsidiary of Tigershark.

AGREEMENT

	In order to consummate such plan of reorganization, the parties hereto, in consideration of the mutual agreements and on the basis of the representations and warranties hereafter set forth, do hereby agree, as follows:

ARTICLE I

1.01. Transfer of Texas capital stock and consideration for transfer: Subject to the terms and conditions of this Agreement, each Texas shareholder shall have endorsed and delivered his or her certificate to Alvis Colin Smith, President of Texas, as Trustee, prior to the closing date, who shall, at such closing, deliver said certificates to Tigershark in exchange for the sated number of shares of Tigershark (subject to the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended) as set forth in 1.02 below.

1.02. Consideration for transfer to Tigershark: On this the closing date, subject to the terms and conditions of this Agreement, and in full consideration for the transfer and delivery to Tigershark of all the issued and outstanding shares of Texas, Tigershark shall cause to be delivered by its transfer agent, namely Pacific Stock Transfer, Four Million Eight Hundred Sixty-four Thousand, Eighteen (4,864,018) shares of the authorized but unissued capital stock of Tigershark. Said 4,864,018 shares shall be broken down into individual names and amounts as requested in writing by Alvis Colin smith, authorized agent for the Texas shareholders, and when issued, such shares to be fully paid and nonassessable. Such shares shall not be free trading as they are not at this time registered or covered by any exemption. Said shares will be restricted in nature and said restriction shall be reflected on the face of all certificates including in the 4,864,018 shares.

ARTICLE II

	2.01. Closing: The time of delivery by Texas stockholders of their respective shares as provided in paragraph 1.01 of this Agreement having already taken place, said shares being held by Alvis Colin Smith, as authorized agent, and the certificate for 4,864,018 shares as authorized by the Board of Directions of Tigershark being in hand for delivery to Alvis Colin Smith as authorized agent, closing shall be effective with the signing of this Agreement. For purposes of record, closing shall be effective as of the 17th day of October 1997, Waco, Texas time, at the offices of Texas, which will become the office of Tigershark, located at 208 Otis Drive, Waco, Texas, 76712.

ARTICLE III

	3.01. Representations and Warranties by Texas:

(1) Texas is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas. It has all requisite corporation power and authority to carry on its business as now being conducted, to enter into this Agreement and to carry out and perform the terms and provisions of this Agreement. Texas is duly qualified, licensed, or domesticated and in good standing as a foreign corporation authorized to do business in each jurisdiction where in the nature of its activities conducted or the character of is properties make such qualification, licensing, or domestication necessary.

(2)	(a) Texas is duly and lawfully authorized by its Articles of
Incorporation, to issue the shares of capital stock required by this Agreement; further, Texas has no other authorized series or class of stock. All of the outstanding shares of Texas's capital stock have been duly issued.

	(b) Texas is not presently liable on account of any indebtedness for borrowed moneys, except as reflected on the Balance Sheet described in subparagraph (4), below.

	(c) There are on outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible, securities, or other agreements or arrangements of any character or nature whatever under which Texas is or may be obligated to issue or purchase shares of its capital stock.

(3) Each Texas stockholder severally and for himself at the time of the Closing on the Closing Date will be, the lawful owner of the shares of the capital stock of Texas held in his mane, free and clear of all liens, claims and encumbrances of every kind. Each stockholder has full legal right, power, and authority to sell, assign, and transfer his shares of capital stock of Texas; and the delivery of such shares to Tigershark pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances and claims of every kind.

(4) Texas has furnished Tigershark with an audited Balance Sheet of Texas as of July 31, 1997, hereinafter referred to as the Balance sheet. Such financial statement presents fairly the financial condition of Texas at such date. Specifically, but not by way of limitation, the Balance Sheet discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise, and whether due or to become due) of Texas at the date thereof.

(5) Texas has not, since July 31, 1997:

	(a) Incurred any obligations or liabilities, absolute, accrued, contingent, or otherwise and whether due, except current liabilities incurred in the ordinary course of business, none of which adversely affects the business or prospects of Texas;

	(b) Discharged or satisfied any liens or encumbrances, or paid any obligation or liability, absolute, accrued, contingent or otherwise and whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the closing of business of the date of the Balance Sheet, in each case, in the ordinary course of business;

	(c) Declared or made nay payment or distribution to its stockholders or purchased or redeemed, or obligated itself to purchase or redeem, any of its shares of Capital Stock or other securities;

	(d) Mortgaged, pledged, or subjected to lien, or any other encumbrances or charges, any of its assets, tangible or intangible;

	(e) Sold or transferred any of its assets except for inventory sold in the ordinary course of business or canceled any debt or claim;

	(f) Suffered any damage, destruction, or loss (whether or not covered by insurance) affecting the properties, business, or prospects of Texas, or waived any rights of substantial value;

	(g) Entered into any transaction other than in the ordinary course of business.

(6) There are no legal actions, suits, arbitration's or other legal or administrative proceedings pending against Texas which would affect it, its properties, asses, or business. Texas is not in default with respect to any judgment, order or decree of any government agency or instrumentality.

(7) Texas has good and marketable title to all of its properties and assets, including without limitation those reflected in the Balance sheet and those used or located on properly controlled by Texas in its business on the date of the Balance Sheet and acquired thereafter (except assets sold in the ordinary course of business), subject to no mortgage pledge, lien, charge, security interest, encumbrance, or restriction except those which (a) are disclosed on the balance sheet as securing specified liabilities; (b) are disclosed in the Schedule of Assets referred to in Subparagraph 3.01 (8) hereof; or (c) do not materially adversely affect the use thereof. The building and equipment of Texas are in good condition and repair, reasonable wear and tear excepted. Texas has not been, to the knowledge of any officer of Texas, threatened with any action or proceeding under any building or zoning ordinance, regulation or law.

(8) Prior to Closing date, Texas will have delivered to Tigershark a separate Schedule of Assets, specifically referring to this paragraph, containing:

	(a) A true and complete aged list of accounts receivable (if any) as of a date no earlier than the Closing Date.

	(b) A true and complete list of all capitalized machinery, tools, equipment, and rolling stock owned by Texas, setting forth all liens, claims, encumbrances, charges, restrictions, covenants, and conditions.

	(c) A complete schedule of all fire and other casualty and liability polices of Texas in effect at the time of delivery of said schedule.

(9) Texas is not a party to, or otherwise bound by, any written or oral;

(a) Contract or agreement no made in the ordinary course of business;

(b) Lease with respect to any property, real or personal, whether as lessor or lessee, except as reflected in the Balance Sheet.

	(c) Contract or other commitment continuing for a period of more than thirty days and which is not terminable without cost of other liability to Texas or its successor except as shown of the Balance Sheet.

Texas has in all respects performed all obligations required to be performed by it to date and is not in material default under any of the contracts, agreements, leases, documents, or other arrangement to which it is a party or by which it is otherwise bound.

(10) The books of account, minute books, stock certificate books, and stock transfer ledgers of Texas are complete at Closing and also correct, and there have been no transactions involving the business of Texas which properly should have been set forth in said respective books, other than those set forth therein.

(11)	Since the Balance Sheet there has not been any material adverse change in, or event or condition materially and adversely affecting the condition
(financial or otherwise) of the properties, assets or liabilities of Texas.

3.02 Tigershark represents and warrants to Texas and its stockholders as follows:

	(1) Tigershark is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

	(2) Tigershark's authorized capital stock consists of 50,000,000 shares of common stock and 15,000 shares of preferred stock, par value $.01. At the close of this Agreement 5,898,840 shares of common stock will be validly issued and outstanding and no preferred stock will have been issued. This figure reflects the 4,864.018 shares beneficially issued to the shareholders of Texas under Rule 3(a)(9) of the Securities Act of 1933.

(3) The execution, delivery, and performance of this Agreement has been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of Tigershark in accordance with its terms. No provisions of the Articles of Incorporation and any amendments thereto, or of any contract to which Tigershark is party or otherwise bound, prevents Tigershark from delivering good title to is shares of such capital stock in the manner contemplated hereunder.

(4) Tigershark has furnished Texas with a statement of management, and previous management, that there are no current assets and no liabilities, and that the corporation, and its predecessor have had no activities in which it could have incurred any liabilities since January 15, 1992.

(5) All of the Tigershark common shares to be issued to Texas shareholders will, when so issued, be validly issued and outstanding, fully paid and nonassessable.

(6) Since the financial condition statement, there has not been any material or adverse change in, or event or condition materially and adversely affecting the condition of Tigershark.

ARTICLE IV

	4.01 Texas covenants that al statements made herein and hereto are true and correct and may be relied upon by Tigershark.

4.02. Texas covenants and warrants that all books, records and financial statements employed or used in connections with this Agreement are true and correct and that the right to examine same has been extended to Tigershark and its representatives.

4.03.Federal Securities Act - Unregistered Stock:

	(1) Each Texas stockholder acknowledges that the shares of Tigershark common stock to be delivered to him pursuant to this Agreement have not and are not registered under the 1933 Act, as amended, and that accordingly such stock is not fully transferable except as permitted under various exemptions contained in the 1933 Act, and the rules of the Securities and Exchange Commission interpreting said Act. The provisions contained in this paragraph are intended to ensure compliance with the 1933 Act, as amended.

	(2) Each Texas stockholder agrees that the certificates evidencing the shares he will receive shall contain substantially the following legend:

'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRASFERRED UNLESS THE SAME ARE REGISTERED UNDER THE SECURITY ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED FOR SALE OR TRANSFER OR THAT THE SHARES HAVE BEEN LEGALLY SOLD IN BROKER TRANSACTIONS PURSUANT TO RULE 144 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION PROMULAGED UNDER SECURITY ACT OF 1933.'

ARTICLE V

5.01 Conditions precedent:

	(1) The aggregate number of shares of the corporation's capital stock tendered by the Texas stockholders at the closing shall constitute 100 percent of all of the issued and outstanding Capital Stock to Texas.

ARTICLE VI

6.01 Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.02. This Agreement shall be construed under and in accordance with the laws of the State of Nevada.

6.03 This Agreement shall be binding on and inure to the benefit of and be enforceable by the Texas shareholders and Tigershark, their respective heirs, executors, administrators, legal representative, successors, and assigns except and otherwise expressly provided herein.

6.04. Should there be any litigation arising from this transaction, the prevailing party shall be entitle to recover reasonable attorney's fees from the other party, which fees may be set by the court in the trail of such action or may be enforced in a separate action brought for that purpose. These fees shall be in addition to any other relief which may be awarded.

ARTICLE VII

7.01. Resignations: Immediately upon the closing, Tigershark Enterprises, Inc., shall hold a Special Meeting of its board of Directors, at which time Barry Meuse, Joseph Meuse, and Russell Ponce, currently officers and directors of Tigershark Enterprises, Inc., shall submit their respective resignations, and at which time Alvis Colin Smith, and his slate of officers and directors shall be appointed in their places.

IN WITNESS WHEREOF, the parties hereto have executed this Plan and Agreement of Reorganization on the date first set forth, at Waco, Texas.

						TIGERSHARK ENTERPRISES, INC.

						BY: /s/__Barry Meuse________
							Barry Meuse, President

						BY: /s/___Joseph Meuse_______
							Joseph Meuse, Secretary


						TIGERSHARK OF TEXAS, INC.


						BY: /s/_Alvis Colin Smith_____
						   Alvis Colin Smith, President


						BY: /s/Margaret Smith_______

							SECRETARY

						/s/__Alvis Colin Smith______
						Alvis Colin Smith, as Trustee
						For all stockholders of
						Tigershark of Texas, Inc.

EX-10b Articles and Plan of Merger

		ARTICLES AND PLAN OF MERGER
				OF
The Crown Gold Companies Group, Ltd., a Delaware corporation
Pursuant to the General Corporation Laws of the State of Delaware
				INTO
TIGERSHARK ENTERPRISES, INC., A Nevada corporation, as the Surviving Corporation Pursuant to Section 450 et seq. Nevada Revised Statutes

	PLAN OF MERGER, dated this 20th day of October, 1997, by and between The Crown Gold Companies Group, a Delaware corporation (Crown), and all of the Directors thereof, and Tigershark Enterprises, Inc., a Nevada corporation, (Tigershark), and all of the Directors thereof, the two corporations being hereinafter sometimes called the Constituent Corporations.

	WHEREAS, the Board of Directors of each of the Constituent Corporation deem it advisable for the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereinafter set forth, such merger to be effected pursuant to the statutes of the State of Delaware and the statutes of the State of Nevada, and they have duly approved and authorized the terms of the Plan of Merger.

	WHEREAS, Crown is a corporation duly organized under the laws of the State of Delaware, having been incorporated August 14, 1987 with an authorized capital stock consisting of Sixty Five Million (65,000,000) shares, consisting of Fifteen Million (15,000,000) shares of Preferred stock of which there are no issued and outstanding shares and Fifty Million (50,000,000) shares of Common stock of which there are Twenty Eight Million (28,975,00) shares issued and outstanding; and,
	WHEREAS, Tigershark is a corporation duly organized under the laws of the State of Nevada, having been incorporated on October 8, 1997, with authorized capital consisting of 65,000,00 shares consisting of 15,000,000 shares of Preferred stock of $.01 par value and 50,000,000 shares of common stock of $.01 par value of which of which no shares have yet been issued; and,

	WHEREAS, the laws of the State of Delaware and Nevada permit such a merger, and the Constituent Corporations desire to merge under and pursuant to the provisions of the laws of their respective states;

	WHEREAS, the Plan of Merger is contained within the Articles of Merger;
and

	WHEREAS, there are no amendments to the Surviving Corporation's Articles of Incorporation, therefore, no stockholder approval is required.

	WHEREAS, the addresses of the respective corporations are as follows:

The Crown Gold Companies Group, Ltd.	Tigershark Enterprises,Inc
4900 Seminary Rd., Ste. 1175			4900 Seminary Rd., Ste.1175
Alexandria, VA 22311				Alexandria, VA 22311

	NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, it is agreed that Crown of Delaware and Tigershark of Nevada shall be merged, and that Tigershark shall be the Surviving Corporation, and the terms and conditions of such merger and the mode of carrying it into effect are and shall be as follows:

	1. NAME OF SURVIVING CORPORATION: The name of the corporation, which is sometimes hereinafter referred to as the Surviving Corporation, shall, and, from and after the effective date of the merger, be Tigershark Enterprises, Inc. The separate existence of Crown, a Delaware corporation, shall case at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purposes of this Agreement of Merger, and except as continued in the Surviving Corporation.

	2. ARTICLES OF INCORPORATION OF SURVIVING CORPORATION: The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of Tigershark Enterprises, Inc., a Nevada corporation, a copy of which is annexed as Exhibit 1, hereto.

	3. BYLAWS OF THE SURVIVING CORPORATION: The Bylaws of Tigershark Enterprises, Inc., a Nevada corporation, at the time of the merger, shall be Bylaws of the Surviving Corporation, until altered or replaced as provided herein.

	4. BOARD OF DIRECTORS AND OFFICERS: The members of the Board of Directors and the officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

	5. AUTHORITY TO CONDUCT BUSINESS: Tigershark of Nevada represents that the corporation has not filed an application for authority to do business in the State of Delaware. The Surviving Corporation will conduct no such business in Delaware without first filing and having such application approved.

	6. CONVERSION OF SHARES: The manner of converting the shares of the Constituent Corporation into the shares of the Surviving Corporation shall be set forth in this paragraph, as follows: Immediately upon the effective date of the merger, each share of Crown of Delaware outstanding in the hands of the existing shareholders, being all of the shares of Crown outstanding, without any action on the part of the holders thereof, shall automatically become and be converted into common stock of the Surviving Corporation at the rate of one
(1)shares of the Surviving Corporation for each twenty-eight shares (28) share of the common stock of Crown of Delaware and each outstanding certificate representing shares of the common stock of Crown of Delaware shall thereupon be deemed, for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully paid, non-assessable shares of common stock of Crown of Delaware shall have been converted.

	7. RIGHTS OF SHAREHOLDERS: After the effective time of the merger, each holder of a certificate which therefore represented shares of common stock of Crown of Delaware shall case to have any rights as a shareholder of Crown, except such as are expressly reserved to such stockholder by statute. After the effective time of the merger, any holder of a certificate or certificates which therefore represented shares of the common stock of Crown may, but shall not be required to, surrender the same to the Transfer Agent of the Surviving Corporation, Pacific Stock Transfer, Las Vegas, Nevada, and shall thereupon be entitled to receive in exchange therefore, a certificate or certificates representing the number of shares of common stock of the Surviving Corporation into which the shares of common stock of Crown theretofore represented by each certificate or certificates, shall have been converted.

	8. EFFECETIVE DATE OF MERGER:
		(a) For all purposes of the laws of the State of Delaware, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of Crown, except insofar as it may be continued by statute, shall case as soon as this Agreement shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Delaware, and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and this Certificate and Agreement of Merger shall have been filed in the office of the Department of State of the State of Delaware.

		(b) For all purposes of the laws of the State of Nevada, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of Crown, except insofar as it may be continued by statute, shall cease as soon as this Agreement shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Nevada and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate of Merger shall have been file with the Secretary of State of the State of Nevada.

		(c) The corporate identity, existence, purposes, powers, objects, franchises, and immunities of TIGERSHARK shall continue unaffected and unimpaired by the merger hereby provided for, and the corporate identities, existences, purposes, powers, objects, franchises, rights and immunities of Crown shall be continued in and merged into Tigershark and Tigershark shall be fully vested therewith.

		(d) The date upon which this Agreement is filed in the offices mentioned above and upon which the Constituent Corporation shall so become a single corporation is the effective date of the merger.

	9. AUTHORIZATION: The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constituent Corporations and that the matter was approved at a special shareholders meeting of the respective corporation at which the shareholders voted as follows:

Name of Corporation	 Shares		Voted for	Voted Against
				 Outstanding
The Crown Gold
Companies Group, Ltd.	28,975,000		28,975,000	None

	10. FURTHER ASSURANCE OF TITLE: As and when requested by the Surviving Corporation, or by its successors or assigns, Crown will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, title to and possession of any property of any of the Constituent Corporations acquired by the Surviving Corporation by reason, or as a result, of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of Crown and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise, to take any and all such action.

	11. SERVICE OF PROCESS OF SURVIVING CORPORATION: The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Crown, as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the General Corporation Law of the State of Delaware, and hereby irrevocably appoints the Secretary of State of the State of Delaware, as its agent to accept service or process in any suit or other proceedings. Copies of such process shall be mailed to TIGERSHARK, at:

	c/o Tigershark Enterprises, Inc.
	4900 Seminary Rd. Ste. 1175
	Alexandria, VA 22311

	12. SHAREHOLDERS RIGHT TO PAYMENT: The surviving Corporation agrees that subject to the provisions of the Corporate laws of the State of Delaware, it will pay to the shareholders of Crown, the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes or the laws of Delaware, as the case may be.

	13. ABANDONMENT: This Plan of Merger may be abandoned (a) by either Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations, as provided by law, or, (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective time of the merger. In the event of the abandonment of the Agreement of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporation an thereupon, or abandonment pursuant to (b) above, the Agreement of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either the Constituent Corporations or of it Board of Directors or shareholders.

	IN WITNESS WHEREOF, each of the Constituent Corporations, pursuant to authority granted by its Board of Directors, has caused this Agreement of Merger to be executed by a majority of its Board of Directors and by its President and its Secretary.

	The respective Directors and Officers of the Constituent Corporations do hereby certify that the above merger Agreement was adopted as set forth in the above Agreement and that said resolutions have not been revoked or rescinded.

						The Crown Gold Companies Group, Ltd.

						/s/Barry Meuse_____
						Its President

						/s/Joseph Meuse____
						Its Secretary

ACKNOWLEDGEMENT BY NOTARY

STATE OF VIRGINIA		)
City of Alexandria    	)	ss.
				)

	On October 20, 1997, personally appeared before me, Barry M. Meuse, President and Joseph Meuse, Secretary, of The Crown Gold Companies Group, Ltd., who acknowledge to me that they were the signers of the foregoing Certificate and Agreement of Merger.

						/s/Michele Nakys
						Notary Public
						My Comm. Exp. Sept. 1999

						TIGERSHARK ENTERPRISES, INC.

						/s/Barry M. Meuse
						Its President

						/s/Joseph Meuse
						Its Secretary


ACKNOWLEDGEMENT OF NOTARY

STATE OF VIRGINIA
CITY OF ALEXANDRIA	ss.

	On October 20, 1997, personally appeared before my, Barry M. Meuse, President and Joseph Meuse, Secretary, of Tigershark Enterprises, Inc., who acknowledged to me that they were the signers of the foregoing Certificate of Agreement of Merger.

						/s/Michele Nakys
						Notary Public
						My Comm. Exp. Sept. 1999

EX-21 Subsidiaries

LIST OF SUBSIDIARIES OF
GREAT WHITE MARINE AND RECREATION, INC.


1. Great White Marine and Recreation Inc. of Texas (formerly Tigershark of Texas, Inc.) a Texas corporation which does business under its corporate name

2. Great White Marine, S.A. de C.V., a Mexican corporation, which does business under its corporate name.

EX-99a Final Form D Rule 504 private placement

FORM D				UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C. 20549
					FORM D

			NOTICE OF SALE OF SECURITIES
			PURSUANT TO REGULATION D,
			SECTION 4(6), AND/OR
		UNIFORM LIMITED OFFERING EXEMPTION

------------------------------------------------------------------------------
Name of offering ([] check if this is an amendment and name has changed, and indicate change)
-------------------------------------------------------------------------------
Filing Under (Check box(es) that apply): [XX] Rule 504[]Rule 505[]Rule 506
[]Section 4(6) []ULOE
Type of Filing: New Filing 	[X] Amendment
--------------------------------------------------------------------------------
		A. BASIC IDENTIFICATION DATA
--------------------------------------------------------------------------------
1. Enter the information requested about the issuer
--------------------------------------------------------------------------------
Name of Issuer ([] check if this is an amendment and name has changed, and indicate change.)
	Tigershark Enterprises, Inc.
--------------------------------------------------------------------------------
Address of Executive Offices (Number and Street, City, State, Zip Code)
										[Telephone Number
	208 Otis, Waco, Texas, 76712					      [(254)776-3999
--------------------------------------------------------------------------------
Address of Principal Business Operations(Number and Street,City,State,Zip Code)
										[Telephone Number
(if different from Executive Offices)
--------------------------------------------------------------------------------
Brief Description of Business  Imports and exports boats, motors, and other
					 marine items and supplies.
--------------------------------------------------------------------------------
Type of Business Organization
[X] corporation	[]limited partnership, already formed	[]other,(please
specify)
[]  business trust	[]limited partnership, to be formed
--------------------------------------------------------------------------------
Actual or Estimated Date of Incorporation or Organization:  Month	Year
	[x]actual []estimated
										[10]	[97]
Jurisdiction of Incorporation or Organization: (Enter two-letter U.S. Postal
Service abbreviation for State;
		CN for Canada; FN for other foreign jurisdiction) [NV]

GENERAL INSTRUCTIONS

Federal:
Who Must File: All issuers making an offering of securities in reliance on an exemption under Regulation D or Section 4(6), 17 CFR 230.501 et seq. or 15 U.S.C. 77d(6).

When to File: A notice must be filed no later than 15 days after the first sale of securities in the offering. A notice is deemed filed with the U.S. Securities and Exchange Commission (SEC) on the earlier of the date it is received by the SEC at the address given below or if, received at that address after the date on which it is due, on the date it was mailed by United States registered or certified mail to that address.

Where to File: U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549

Copies Required: Five (5) copies of this notice must be filed with the SEC, one of which must be manually signed. Any copies not manually signed must be photocopies of the manually signed copy or bear typed or printed signatures.

Information Required: A new filing must contain all information requested. Amendments need only report the name of the issuer and offering, any changes thereto, the information requested in Part C, and any material changes from the information previously supplied in Parts A and B. Part E and the Appendix need not be filed with the SEC.

Filing Fee: There is no federal filing fee.

State:
This notice shall be used to indicate reliance on the Uniform Limited Offering Exemption (ULOE) for sales of securities in those states that have adopted ULOE and that have adopted this form. Issuers relying on ULOE must file a separate notice with the Securities Administrator in each state where sales are to be, or have been made. If a state requires the payment of a fee as a precondition to the claim for the exemption, a fee in the proper amount shall accompany this form. This notice shall be filed in the appropriated states in accordance with state law. The Appendix to the notice constitutes a part of this notice and must be completed.

				ATTENTION
----------------------------------------------------------------------------
Failure to file notice in the appropriate states will not result in a loss of the federal exemption.  Conversely, failure to file the appropriate federal notice will not result in a loss of an available state exemption unless such exemption is predicated on the filing of a federal notice.
---------------------------------------------------------------------------
	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
									SEC 1972 (2-97) 1 of 8

----------------------------------------------------------------------------
			A. BASIC IDENTIFICATION DATA
----------------------------------------------------------------------------
2.Enter the information requested for the following:
	* Each promoter of the issuer, if the issuer has been organized within the past five years;
	*Each beneficial owner having the power to vote or dispose, or direct the vote or disposition of, 10% or more of a class of equity securities of the issuer;
	*Each executive officer and director of corporate issuers and of corporate general and managing partners of partnership issuers;
and
	*Each general and managing partner of partnership issuers.
----------------------------------------------------------------------------
Check Box(es) that Apply:[]Promoter []Beneficial Owner [X]Executive Officer [X]Director []General and/or Managing Partner
----------------------------------------------------------------------------
Full Name (Last name first, if individual)
	Smith, Alvis Colin
----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
	11004 Sandalwood Drive, Waco, Texas 76712
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
(Use blank sheet, or copy and use additional copies of this sheet, as necessary)
					2 of 8

----------------------------------------------------------------------------
	B. INFORMATION ABOUT OFFERING
----------------------------------------------------------------------------
1. Has the issuer sold or does the issuer intend to sell, to non-accredited
investors in this offering?						Yes	No
Answer also in Appendix, Column 2, if filing under ULOE     [X]   []

2. What is the minimum investment that will be accepted from any individual?
										$_______

										Yes 	No
3. Does the offering permit joint ownership of a single unit?[X]  []

4. Enter the information requested for each person who has been or will be paid or given, directly or indirectly, any commission or similar remuneration for solicitation of purchasers in connection with sales of securities in the offering. If a person to be listed is an associated person or agent of a broker or dealer registered with the SEC and/or with a state or states, list the name of the broker or dealer. If more than five (5) persons to be listed are associated persons of such a broker or dealer, you may set forth the information for that broker or dealer only.
--------------------------------------------------------------------------------
Full name (Last name first, if individual)
--------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
--------------------------------------------------------------------------------
Name of Associated Broker or Dealer
--------------------------------------------------------------------------------
State in Which Person Listed Has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual States)..................[]All States
[AL][AK][AZ][AR][CA][CO][CT][DE][DC][FL][GA][HI][ID]
[IL][IN][IA][KS][KY][LA][ME][MD][MA][MI][MN][MS][MO]
[MT][NE][NV][NH][NJ][NM][NY][NC][ND][OH][OK][OR][PA]
[RI][SC][SD][TN][TX][UT][VT][VA][WA][WV][WI][WY][PR]
--------------------------------------------------------------------------------
Full name (Last name first, if individual)
--------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
--------------------------------------------------------------------------------
Name of Associated Broker or Dealer
--------------------------------------------------------------------------------
State in Which Person Listed Has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual States)..................[]All States
[AL][AK][AZ][AR][CA][CO][CT][DE][DC][FL][GA][HI][ID]
[IL][IN][IA][KS][KY][LA][ME][MD][MA][MI][MN][MS][MO]
[MT][NE][NV][NH][NJ][NM][NY][NC][ND][OH][OK][OR][PA]
[RI][SC][SD][TN][TX][UT][VT][VA][WA][WV][WI][WY][PR]
--------------------------------------------------------------------------------
Full name (Last name first, if individual)
--------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
--------------------------------------------------------------------------------
Name of Associated Broker or Dealer
--------------------------------------------------------------------------------
State in Which Person Listed Has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual States)..................[]All States
[AL][AK][AZ][AR][CA][CO][CT][DE][DC][FL][GA][HI][ID]
[IL][IN][IA][KS][KY][LA][ME][MD][MA][MI][MN][MS][MO]
[MT][NE][NV][NH][NJ][NM][NY][NC][ND][OH][OK][OR][PA]
[RI][SC][SD][TN][TX][UT][VT][VA][WA][WV][WI][WY][PR]
--------------------------------------------------------------------------------
(Use blank sheet, or copy and use additional copies of this sheet, as necessary)
					3 of 8

--------------------------------------------------------------------------------
C. OFFERING PRICE, NUMBER OF INVESTORS, EXPENSES AND USE OF PROCEEDS
--------------------------------------------------------------------------------
1. Enter the aggregate offering price of securities included in this offering and the total amount already sold. Enter '0' if answer is 'none' or 'zero'. If the transaction is an exchange offering, check this box [] and indicate in the column below the amounts of the securities offered for exchange and already exchanged.
Type of Security						Aggregate		Amount Already
								Offering Price	Sold
Debt............................................$________		$________
Equity..........................................$554,000 		$554,000_
			[]Common	[]Preferred
Convertible Securities (including warrants)...(Debentures)........
								$446,000 		$________
Partnership Interests...........................$________		$________
Other (Specify______________________)...........$________		$________
	Total.....................................$1,000,000		$554,000_
Answer also in Appendix, Column 3, if filing ULOE

2. Enter the number of accredited and non-accredited investors who have purchased securities in this offering and the aggregate dollar amount of their purchases. For offerings under Rule 504, indicate the number of persons who have purchased securities and the aggregate dollar amount of their purchases on the total lines. Enter '0' if answer is 'none' or 'zero.'

								Number 		Aggregate
								Investors		Dollar Amount
											Of Purchases
Accredited Investors............................_________		$___________
Non-Accredited Investors........................_________		$___________
	Total (for filings under Rule 504 only)...  4      		$554,000____

Answer also in Appendix, Column 4, if filing under ULOE

3. If this filing is for an offering under Rule 504 or 505, enter the information requested for all securities sold by the issuer, to date, in offerings of the types indicated, in the twelve (12) months prior to the first sale of securities in this offering.  Classify securities by type listed in Part
C-Questions 1.
	Type of offering					Type of 		Dollar Amount
								Security		Sold
	Rule 505..................................________		$___________
	Regulation A..............................________		$___________
	Rule 504..................................________		$__________
		Total...............................________		$___________

4.a. Furnish a statement of all expenses in connection with the issuance and distribution of the securities in this offering. Exclude amounts relating solely to organization expenses of the issuer. The information may be given as subject to future contingencies. If amount of an expenditure is not known, furnish an estimate and check the box to the left of the estimate.

	Transfer Agent's Fees.....................................[] $________
	Printing and Engraving Costs..............................[] $________
	Legal Fees................................................[] $________
	Accounting Fees...........................................[] $________
	Engineering Fees..........................................[] $________
Sales Commissions (Specify finder's fees separately)......[] $________
	Other Expenses (identify)___________________..............[] $________
		Total...............................................[] $________

					4 of 8

-----------------------------------------------------------------------------
	C. OFFERING PRICE, NUMBER OF INVESTORS, EXPENSES AND USE OF PROCEEDS
-----------------------------------------------------------------------------
 b. Enter the difference between the aggregate offering price given in response to Part C-Question 1 and total expenses furnished in response to Part C-Question
4.a. This difference is the 'adjusted gross proceeds to the issuer.'...........

5. Indicate below the amount of the adjusted gross proceeds to the issuer used or proposed to be used for each of the purposes shown. If the amount for any purpose is not known, furnish an estimate and check the box to the left of the estimate. The total of the payments listed must equal the adjusted gross proceeds to the issuer set forth in response to Part C-Question 4.b. above.

								Payments to
								Officers
								Directors &		Payments To
								Affiliates		Others
Salaries and fees.............................[]$_________		[]$_______
Purchase of real estate.......................[]$_________		[]$_______
Purchase, rental or leasing and installation of machinery and equipment
							....[]$_________		[]$_______
Construction or leasing of plant buildings and facilities
							....[]$_________		[]$_______
Acquisition of other businesses(including the value of securities
Involved in this offering that may be used in exchange for the assets or securities of another issuer pursuant to a merger
							....[]$_________		[]$_______
Repayment of indebtedness.....................[]$_________		[]$_______
Working Capital...............................[]$_________		[]$_______
Other (specify)_______________________________[]$_________		[]$_______
______________________________________________
_________________________________________....[]$__________		[]$_______
Column Totals................................[]$__________		[]$_______
Total Payments Listed(column totals added)...[]$__________		[]$_______

-----------------------------------------------------------------------------
				D. FEDERAL SIGNATURE
-----------------------------------------------------------------------------
The issuer has duly caused this notice to be signed by the undersigned duly authorized person. If this notice is filed under Rule 505, the following signature constitutes and undertaking by the issuer to furnish to the U.S. Securities Exchange Commission, upon written request of its staff, the information furnished by the issuer to any non-accredited investor pursuant to paragraph(b)(2) of rule 502.
------------------------------------------------------------------------------
Issuer (Print or Type)		Signature				Date
Tigershark Enterprises, Inc.
------------------------------------------------------------------------------
Name of Signer (Print or Type)	Title of Signer (Print or Type)

------------------------------------------------------------------------------


					ATTENTION
------------------------------------------------------------------------------
Intentional misstatements or omissions of fact constitute federal criminal violations. (See 18 U.S.C. 1001.)
------------------------------------------------------------------------------
					5 of 8

------------------------------------------------------------------------------
				E. STATE SIGNATURE
------------------------------------------------------------------------------
1. Is any party described in 17 CFR 230.252(c),(d),(e) or (f) presently subject
to any disqualification provisions of such rule?.....................Yes	No
											   []		[]
	See Appendix, Column 5, for state response.

2. The undersigned issuer hereby undertakes to furnish to any state administrator of any state in which this notice is filed, a notice on Form D (17 CFR 239.500) at such times as required by state law.

3. The undersigned issuer hereby undertakes to furnish to the state administrators, upon written request, information furnished by the issuer to offerees.

4. The undersigned issuer represents that the issuer is familiar with the conditions that must be satisfied to be entitled to the Uniform Limited Offering Exemption (ULOE) of the state in which this notice is filed and understands that the issuer claiming the availability of this exemption has the burden of establishing that these conditions have been satisfied.

The issuer has read this notification and knows the contents to be true and has duly caused this notice to be signed on its behalf by the undersigned duly authorized person.
-------------------------------------------------------------------------------
Issuer(Print or Type)			Signature			Date

-------------------------------------------------------------------------------
Name of Signer(Print or Type)		Title of Signer (Print or Type)

-------------------------------------------------------------------------------


Instruction:
Print the name and title of the signing representative under his signature for the state portion of this form. One copy of every notice on Form D must be manually signed. Any copies not manually signed must be photocopies of the manually signed copy or bear typed or printed signatures.

					6 of 8

EX-99b Final Form D Rule 505 termination of private placement

	`		UNITED STATES
		SECURITITES AND EXCHANGE COMMISSION
			WASHINGTON, D.C.  20549
				FORM D
		NOTICE OF SALE OF SECURITIES
		PURSUANT TO REGULATION D,
		SECTION 4(6), AND/OR
	UNIFORM LIMITED OFFERING EXEMPTION


Name of Offering ([] check if this is an amendment and name has changed, and indicate change)

Filing Under (Check box(es) that apply) []Rule 504 [X]Rule 505 [] Rule 506 [ ]Section 4(6) []SCOR
-----------------------------------------------------------------------------
Type of Filing: [X]New Filing [ ]Amendment
-----------------------------------------------------------------------------
A. BASIC IDENTIFICATION DATA

1. Enter the information requested about the issuer
Tigershark Enterprises, Inc.

-----------------------------------------------------------------------------
Name of Issuer	([ ]check if this is an amendment and name has changed, and
indicate change)

Address of Executive Offices	(Number and Street, City, State, Zip Code)
208 Otis, Waco, Texas 76712

Telephone Number (including Area Code)
254-776-3999

-----------------------------------------------------------------------------
Address of Principal Business Operations	(Number and Street, City, Zip Code)

Telephone Number (Including Area Code)
(if different from Executive Offices)
-----------------------------------------------------------------------------
Brief Description of Business Import Export Business

Type of Business Organization
[X]corporation [ ]limited partnership, already formed [ ]other (specify):
[ ]business trust [ ]limited partnership, to be formed

Month  Year
Actual or Estimated Date of Incorporation or Organization: [0][8] [9][7] [X]Actual [ ]Estimated
Jurisdiction of Incorporation or Organization: (Enter two-letter U.S. Postal Service abbreviation for State: CN for Canada; FN for other foreign jurisdiction) [N][V]
-----------------------------------------------------------------------------
GENERAL INSTRUCTIONS
Federal:
Who must file: All issuers making an offering of securities in reliance on an exemption under Regulation D or Section 4(6), 17 CFR 230501 et seq. Or 15 U.S.
C. 77d(6)

When to file: A notice must be filed no later than 15 days after the first sale of securities in the offering. A notice is deemed filed with the US. Securities and Exchange Commission (SEC) at the address given below or, if received at that address after the date on which it is due, on the date it was mailed by United States registered or certified mail to that address.

Where to File: U.S. Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies Required: Five (5) copies of this notice must be filed with the SEC, one of which must be manually signed. Any copies not manually signed must be photocopies of the manually signed copy or bear typed or printed signatures.

Information Required: A new filing must contain all information requested. Amendments need only report the name of the issuer and offering, any changes thereto, the information required in Part C, and any material changes from the information previously supplied in Parts A and B, Part E and the Appendix need not be filed with the SEC.

Filing Fee:  There is no federal filing fee.

State:

This notice shall be used to indicate reliance on the Small Corporation Offering Exemption (SCOR) for sales of securities in those states that have adopted SCOR and that have adopted this form. Issuers relying on SCOR must file a separate notice with the Securities Administrator in each state where sales are to be, or have been made. If a state requires the payment of a fee as a precondition to the claim for the exemption, a fee in the proper amount shall accompany this form. This notice shall be filed in the appropriate states in accordance with state law. The appendix to the notice constitutes a part of this notice and must be completed.

ATTENTION
-----------------------------------------------------------------------------
Failure to file notice in the appropriate states will not result in a loss of the federal exemption. Conversely, failure to file the appropriate federal notice will not result in a loss of an available state exemption unless such exemption is predicted on the filing of a federal notice.
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
A. BASIC IDENTIFICATION DATA
-----------------------------------------------------------------------------
2. Enter the information requested for the following:
* Each promoter of the issuer, if the issuer has been organized within the past five years:
* Each beneficial owner having the power to vote or dispose, or direct the vote or disposition of, 10% or more of a class of equity securities of the issuer;
* Each executive officer and director of corporate issuers and of corporate general and managing partners of partnership issuers; and
* Each general and managing partner of partnership issuers.
-----------------------------------------------------------------------------
Check Box(es) that Apply: [ ]Promoter [ ]Beneficial Owner [X]Executive Officer [X]Director [ ]General and/or Managing Partner
-----------------------------------------------------------------------------
Full Name (Last name first, if individual)
Smith, Alvin Colin
-----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
11004 Sandalwood Dr., Waco, TX  76712
-----------------------------------------------------------------------------
Check Box(es) that Apply: [ ]Promoter [ ]Beneficial Owner [X]Executive Officer [X]Director [ ]General and/or Managing Partner
-----------------------------------------------------------------------------
Full Name (Last name first, if individual)
Smith, Margaret Jane
-----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
11004 Sandalwood Dr., Waco, TX  76712

Check Box(es) that Apply: [ ]Promoter [ ]Beneficial Owner [ ]Executive Officer [ ]Director [ ]General and/or Managing Partner
-----------------------------------------------------------------------------

Full Name (Last name first, if individual)
-----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
-----------------------------------------------------------------------------
Check Box(es) that Apply: [ ]Promoter [ ]Beneficial Owner [ ]Executive Officer [ ]Director [ ]General and/or Managing Partner
-----------------------------------------------------------------------------
Full Name (Last name first, if individual)
-----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
-----------------------------------------------------------------------------
(Use blank sheet, or copy and use additional copies of this sheet, as necessary.)

-----------------------------------------------------------------------------
B. INFORMATION ABOUT OFFERING
-----------------------------------------------------------------------------
1. Has the issuer sold, or does the issuer intend to sell, to non-accredited
investors in this offering?						  Yes  No
 ................................................................ [ ] [X]
Answer also in Appendix, Column 2, if filing under SCOR.

2. What is the minimum investment that will be accepted from any individual?...................................................... $ N/A

3. Does the offering permit joint ownership of a single unit?
			  								  Yes  No
 ................................................................ [ ] [X]
4. Enter the information requested for each person who has been or will be paid or given, directly or indirectly, any commission or similar remuneration for solicitation of purchasers in connection with sales of securities in the offering.  If a person to be listed is an associated person, or agent of a broker or dealer registered with the SEC and/or with a state or states, list the name of the broker or dealer.  If more than five (5) persons to be listed are associated persons of such a broker or dealer, you may set forth the information for that broker or dealer only.
-----------------------------------------------------------------------------
Full Name (Last name first, if individual)
Not Applicable
-----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
-----------------------------------------------------------------------------
Name of Associated Broker or Dealer
-----------------------------------------------------------------------------
States in Which Person Listed has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual
States).......................................[X]All States
[AL]  [AK]  [AZ]  [AR]  [CA] [CO]  [CT]  [DE]  [DC]  [FL]  [GA]  [HI]  [ID]
[IL]  [IN]  [IA]  [KS]  [KY] [LA]  [ME]  [MD]  [MI]  [MN]  [MS]  [MO]  [MO]
[MT]  [NE]  [NV]  [NH]  [NJ] [NM]  [NY]  [NC]  [ND]  [OH]  [OK]  [OR]  [PA]
[RI]  [SC]  [SD]  [TN]  [TX] [UT]  [VT]  [VA]  [WA]  [WV]  [WT]  [WY]  [PR]
-----------------------------------------------------------------------------
Full Name (Last name first, if individual)
-----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
-----------------------------------------------------------------------------
Name of Associated Broker or Dealer
-----------------------------------------------------------------------------
States in Which Person Listed has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual
States).......................................[ ]All States
[AL]  [AK]  [AZ]  [AR]  [CA] [CO]  [CT]  [DE]  [DC]  [FL]  [GA]  [HI]  [ID]
[IL]  [IN]  [IA]  [KS]  [KY] [LA]  [ME]  [MD]  [MI]  [MN]  [MS]  [MO]  [MO]
[MT]  [NE]  [NV]  [NH]  [NJ] [NM]  [NY]  [NC]  [ND]  [OH]  [OK]  [OR]  [PA]
[RI]  [SC]  [SD]  [TN]  [TX] [UT]  [VT]  [VA]  [WA]  [WV]  [WT]  [WY]  [PR]
-----------------------------------------------------------------------------
Full Name (Last name first, if individual)
-----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
-----------------------------------------------------------------------------
Name of Associated Broker or Dealer
-----------------------------------------------------------------------------
States in Which Person Listed has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual
States).......................................[ ]All States
[AL]  [AK]  [AZ]  [AR]  [CA] [CO]  [CT]  [DE]  [DC]  [FL]  [GA]  [HI]  [ID]
[IL]  [IN]  [IA]  [KS]  [KY] [LA]  [ME]  [MD]  [MI]  [MN]  [MS]  [MO]  [MO]
[MT]  [NE]  [NV]  [NH]  [NJ] [NM]  [NY]  [NC]  [ND]  [OH]  [OK]  [OR]  [PA]
[RI]  [SC]  [SD]  [TN]  [TX] [UT]  [VT]  [VA]  [WA]  [WV]  [WT]  [WY]  [PR]

(Use blank sheet, or copy and use additional copies of this sheet, as necessary.)

-----------------------------------------------------------------------------
C. OFFERING PRICE, NUMBER OF INVESTORS, EXPENSES AND USE OF PROCEEDS
-----------------------------------------------------------------------------
1. Enter the aggregate offering price of securities included in this offering and the total amount already sold.  Enter '0' if answer is 'none' or 'zero.' If the transaction is an exchange offering, check this box [] and indicate in the columns below the amounts of the securities offered for exchange and already exchanged.
							    Aggregate	Amount Already
	Type of Securities			  Offering Price	     Sold
-----------------------------------------------------------------------------
Debit							$			$
Equity						$variable		$5,000,000
-----------------------------------------------------------------------------
						[ ]  [ ]
					 Common	Preferred
-----------------------------------------------------------------------------
Convertible Securities				$			$
Partnership						$			$
Other (Specify)					$			$
	Total						$variable		$5,000,000
-----------------------------------------------------------------------------
	Answer also in Appendix, Column 3, if filing under SCOR.
2. Enter the number of accredited and non-accredited investors who have purchased securities in this offering and the aggregate dollar amounts of their purchases.  For offerings under Rule 504, indicate the number of persons who have purchased securities and the aggregate dollar amount of their purchases on the total lines.  Enter '0' if answer is 'none' or 'zero.'
										Aggregate
							    	Number	Dollar Amount
								Investors	Of Purchases
-----------------------------------------------------------------------------
Accredited Investors					1		$
Unaccredited Investors					0		$0
Total (for filings under Rule 504 only)	1		$
	Total						$variable		$5,000,000
-----------------------------------------------------------------------------
Answer also in Appendix, Column 4, if filing under SCOR.
3. If this filing is for an offering under Rule 504 or 505, enter the information requested for all securities sold by the issuer, to date, in offerings of the types indicated, in the twelve (12) months prior to the first sale of securities in this offering.  Classify securities by type listed in Part
C - Question 1.

								Type of	Dollar Amount
Type of Offering						Security	    Sold
-----------------------------------------------------------------------------
Rule 505							1		$5,000,000
Regulation A								$
Rule 504							1		$
	Total							1		$5,000,000
-----------------------------------------------------------------------------

4. a. Furnish a statement of all expenses in connection with the issuance and distribution of the securities in this offering. Exclude amounts relating solely to organization expenses of the issuer. The information may be given as subject to future contingencies. If the amount of an expenditure is not known, furnish an estimate and check the box to the left of the estimate.

-----------------------------------------------------------------------------
Transfer Agent's Fees						[ ]	$
Printing and Engraving Costs					[ ]	$
Legal Fees								[ ]	$
Accounting Fees							[ ]	$
Engineering Fees							[ ]	$
Sales Commissions (specify finder's fees separately) 	[ ]	$
Other Expenses (identify) Management Services		[ ]	$150,000
	Total								[ ]	$150,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
C. OFFERING PRICE, NUMBER OF INVESTORS, EXPENSES AND USE OF PROCEEDS
-----------------------------------------------------------------------------

b. Enter the difference between the aggregate offering price given in response to Part C - Question 1 and total expenses furnished in response to Part C - Question 4.a. This difference is the

"Adjusted gross proceeds to the issuer."...........................$4,850,000

5. Indicate below the amount of the adjusted gross proceeds to the issuer used or proposed to be used for each of the purposes shown. If the amount for any purpose is not know, furnish an estimate and check the box to the left of the estimate. The total of the payments listed must equal the adjusted gross proceeds to the issuer set for in response to Part C - Question 4.b. above.




Payments to
								Officers,
								Directors &		Payment to
								Affiliates		Others
-----------------------------------------------------------------------------
Salaries & Fees						[ ] $		   [ ] $200,000
-----------------------------------------------------------------------------
Purchase of Real Estate					[ ] $		   [ ] $450,000
-----------------------------------------------------------------------------
Purchase, rental or leasing and installation
of machinery and equipment				[ ] $		   [ ] $260,000
-----------------------------------------------------------------------------
Construction or leasing of plant buildings
and facilities						[ ] $		   [ ] $
-----------------------------------------------------------------------------
Acquisition of other business (including the
value of securities involved in this offering
that may be used in exchange for the assets
or securities of another issuer pursuant to
a merger)							[ ] $		   [ ] $
-----------------------------------------------------------------------------
Repayment of indebtedness				[ ] $		   [ ] $
-----------------------------------------------------------------------------
Working Capital						[ ] $		   [ ] $2,000,000
-----------------------------------------------------------------------------
INVENTORY							[ ] $		   [ ] $2,090,000
-----------------------------------------------------------------------------
	Total of Columns					[ ] $		   [ ] $5,000,000
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
D. FEDERAL SIGNATURE
-----------------------------------------------------------------------------
The issuer had duly caused this notice to be signed by the undersigned duly authorized person.  If this notice is filed under rule 505, the following signature constitutes an undertaking by the issuer to furnish to the U.S.
Securities and Exchange Commission, upon written request of its staff, the information furnished by the issuer to any non-accredited investor pursuant to paragraph (b)(2) of Rule 502.
-----------------------------------------------------------------------------
Issuer (Print or Type)			Signature			Date
Tigershark Enterprise, Inc.	 	/s/Colin Smith		3/20/98
-----------------------------------------------------------------------------
Name of Signer (Print or Type) 	Title of Signer		March 20, 1998
Colin Smith			 		President
-----------------------------------------------------------------------------

ATTENTION
-----------------------------------------------------------------------------
Intentional misstatements or omissions of fact constitute federal law criminal violations. (See 18 U.S.C. 1001.)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
E. STATE SIGNATURE
-----------------------------------------------------------------------------
1. Is any party described in 17 CFR 230.252(c), (d), (e) or (f) presently subject to any of the disqualification's of such rule?

[ ]Yes	[ ]No

2. The undersigned issuer hereby undertakes to furnish to any state administrator of any state in which this notice is filed, a notice on Form D(17 CFR 239.500) at such times as required by state law.

3. The undersigned issuer hereby undertakes to furnish to the state administrators, upon written request, information furnished by the issuer to offerees.

4. The undersigned issuer represent that the issuer is familiar with the conditions that must be satisfied to be entitled to the Uniform limited Offering Exemption (SCOR) of the state in which this notice is filed and understands that the issuer claiming the availability of this exemption has the burden of establishing that these conditions have been satisfied.

The issuer has read this notification and knows the contents to be true and had duly caused this notice to be signed on its behalf by the undersigned duly authorized person.

-----------------------------------------------------------------------------
Issuer (Print or Type)			Signature			Date
Tigershark Enterprises, Inc.		/s/Colin Smith		March 20, 1998
-----------------------------------------------------------------------------
Name (Print or Type)			Title (Print or Type)
Colin Smith					President

Instruction:
Print the name and title of the signing representative under his signature for the state portion of this form. One copy of every notice on Form D must be manually signed. Any copies not manually signed must be photocopies of the manually signed copy or bear typed or printed signatures.

EX-99c Consent of Stockholders 5/13/98

		TIGERSHARK ENTERPRISES, INC.

		(A NEVADA CORPORATION)

		CONSENT OF STOCKHOLDERS

	The undersigned, constituting the holders of a majority of the issued and outstanding shares of Common Stock of Tigershark Enterprises, Inc., a Nevada corporation (the "Corporation") do hereby adopt and consent to the following resolutions:

RESOLVED, that the name of the Corporation be and hereby is changed to "Great White Marine and Recreation, Inc." and that the directors and officers of the Corporation be and hereby are authorized to execute and deliver and cause to be filed in the office of the Secretary of State of the State of Nevada an amendment to the Corporation's Articles of Incorporation changing its name to Great White Marine and Recreation, Inc.

RESOLVED, that the directors and officers of the Corporation are authorized, empowered and directed to execute and deliver such documents and agreements and to do any and all other things in its name and behalf which they deem necessary or advisable to carry out the purposes and intentions of these resolutions.

	The undersigned, being the holders of a majority of the issued and outstanding shares of Common Stock of the Corporation, hereby give their consent to the foregoing resolutions, and direct that this Consent be filed with the minutes of the meetings of the stockholders, such Consent to have the same force and effect as a majority vote at a meeting of the stockholders if one had been held May 13, 1998 and may be certified as such by the Secretary or other proper officer of the Corporation.


							/s/Alvis Colin Smith_________
							Alvis Colin Smith


							/s/Margaret J. Smith_________
							Margaret J. Smith


							/s/Lourdes G. Smith__________
							Lourdes G. Smith


							/s/Mark Danny Smith__________
							Mark Daniel Smith


							/s/Felicia Smith Ursrey______
							Felicia Smith Ursrey

CERTIFICATE OF SECRETARY


	I, Margaret J. Smith, Secretary of Tigershark Enterprises, Inc., hereby certify the attached Certificate of Amendment of Articles of Incorporation of this corporation was duly adopted by the Board of Directors at a meeting held on May 13, 1998, at which meeting a quorum was present and was consented to in writing by a majority of the holders of the issued and outstanding shares of the Common Stock of the corporation.


							/s/Margaret J. Smith_________
							Margaret J. Smith

[DESCRIPTION]EX-99d Unanimous Consent of Directors 6/9/98

		Unanimous Consent
		Of
		Directors

	The undersigned, constituting all of the members of the Board of Directors of Great White Marine and Recreation, Inc., a Nevada corporation (the 'Corporation'), do hereby consent, approve and ratify the following action taken on the 9th day of June, 1998.

	RESOLVED, that a special cash dividend is hereby declared out of the undivided profits of the Corporation, payable July 20, 1998, to the holders of record at the close of business on June 19, 1998 in the amount of Ten Cents ($.10) per share on the outstanding Common Stock of the Corporation and the Treasurer is directed and authorized to cause the same to be paid on the payment date specified.

	The undersigned, being all the Directors of the Corporation, hereby give their unanimous consent to the foregoing resolution, and direct that this Consent be filed with the minutes of the meetings of the Board of Directors. Such Consent shall have the same force and effect as a unanimous vote at a meeting of the Board of Directors if one had been held on June 9, 1998, and may be certified as such by the Secretary or other proper officer of the Corporation.


							/s/Alvis Colin Smith_________
							Alvis Colin Smith


							/s/Margaret J. Smith_________
							Margaret J. Smith


							/s/Christopher Smith_________
							Christopher Smith

EX-99f Certificate of Name Change

		CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

		TIGERSHARK ENTERPRISES, INC.

	We the undersigned Alvis Colin Smith and Margaret J. Smith of Tigershark Enterprises, Inc. do hereby certify:
	That the Board of Directors of said corporation at a meeting duly convened and held on the 13th day of May, 1998, adopted a resolution to amend the original articles as follows:
	'Article 1 is hereby amended to read as follows:
		ARTICLE 1: The name of the corporation is:
			GREAT WHITE MARINE AND RECREATIONS, INC.'
	The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 7,133,000; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

							/s/Alvis Colin Smith_________
							President

							/s/Margaret J. Smith_________
							Secretary

State of Texas	 )
			 ) ss.
County of McLennan )

	On May 21, 1998, personally appeared before me, a Notary Public, Alvis Colin Smith and Margaret J. Smith who acknowledged that they executed the above instrument.

							/s/Celeste Y. Riney__________
							Signature of Notary

[Notary Stamp or Seal]

EX-99g Certificate of Existence

				SECREATARY OF STATE
				[seal of state of Nevada]
				STATE OF NEVADA

		CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to fillings by corporations, limited-liability companies, limited partnerships, and limited-liability partnerships pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, GREAT WHITE MARINE AND RECREATION, INC., as a corporation duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since October 8, 1997, and is in good standing in this state.


[the great seal of the
state of Nevada]				IN WITNESS WHEREOF, I have hereunto set
						and affixed the Great Seal of State, at my
						office, in Carson City, Nevada, on June
						26,1998.

						/s/Dean Heller
						Secretary of State

						By /s/Jacqueline Curry
							Certification Clerk

EX-99h Letter from OTC Compliance Unit of NASD

[logo]	NASD Regulation, Inc.
		9513 Key West Avenue
		Rockville, MD 20850
NASD REGULATION
		301-590-6500
TELECOPIER
								January 9, 1998

Mr. Richard A. Henning
Capital Bay Securities, Inc.
2200-D Douglas Blvd., Suite 130
Roseville, CA 95661

			RE: Tigershark Enterprises, Inc. Common Stock (8163)

Dear Mr. Henning:

	The Association has received the information you submitted pursuant to NASD Rule 6740 and Rule 15c2-11 under the Securities and Exchange Act of 1934 in connection with the above referenced security(ies).

	This letter will confirm that on January 9, 1998, acting in reliance upon the information contained in the filling, we have cleared your request for an unpriced quotation on the OTC Bulletin Board for Tigershark Enterprises, Inc. Common Stock. If you decide to enter a priced quotation (bid or offer) in this security in any quotations medium, you must supplement your filing with the Form
211. This supplemental filing must include the basis and factors for your priced quotation and be received by the NASD three days before the priced entry appears in a quotations medium (See Notice to Members 90-40).

Please be advised that in clearing your filing it should not be assumed that any federal, state, or self-regulatory requirements other than Rule 6740 and Rule 15c2-11 have been considered. Furthermore, this clearance should not be construed as indicating that the NASD has passed upon the accuracy or adequacy of the documents contained in your Rule 15c2-11 submission.

	For members who receive clearance to enter quotations on the OTC Bulletin Board, the Association's Market Operations Unit will contact your firm within 24 hours of receipt of this letter. If you have any questions regarding this matter, please contact the undersigned at (301) 212-8129.

							Very truly yours,
							/s/David W. McClarin
							David W. McClarin
							Associate Compliance Examiner
							OTC Compliance Unit

cc: National Quotations Bureau

EX-99i Form D 506

FORM D				UNITED STATES
			SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C. 20549
					FORM D

			NOTICE OF SALE OF SECURITIES
			PURSUANT TO REGULATION D,
			SECTION 4(6), AND/OR
		UNIFORM LIMITED OFFERING EXEMPTION

------------------------------------------------------------------------------
Name of offering ([] check if this is an amendment and name has changed, and indicate change)
	Company's Series 1998-A and Series 1998-B Convertible Notes
-------------------------------------------------------------------------------
Filing Under (Check box(es) that apply): [] Rule 504[]Rule 505[X]Rule 506
[]Section 4(6) []ULOE
Type of Filing: [X]New Filing 	[] Amendment
--------------------------------------------------------------------------------
		A. BASIC IDENTIFICATION DATA
--------------------------------------------------------------------------------
1. Enter the information requested about the issuer
--------------------------------------------------------------------------------
Name of Issuer ([] check if this is an amendment and name has changed, and indicate change.)
	Great White Marine and Recreation, Inc.
--------------------------------------------------------------------------------
Address of Executive Offices (Number and Street, City, State, Zip Code)
										[Telephone Number
	208 Otis, Waco, Texas, 76712					      [(254)776-3999
--------------------------------------------------------------------------------
Address of Principal Business Operations(Number and Street,City,State,Zip Code)
										[Telephone Number
(if different from Executive Offices)
--------------------------------------------------------------------------------
Brief Description of Business - Distributor (both export and import)of watercraft and recreational vehicles and related products through a network of dealers from the Southwestern United States in Mexico, Central America and South
America
--------------------------------------------------------------------------------
Type of Business Organization
[X] corporation	[]limited partnership, already formed []other,(please specify)
[]  business trust	[]limited partnership, to be formed
--------------------------------------------------------------------------------
Actual or Estimated Date of Incorporation or Organization:  Month	Year
	[x]actual []estimated
										[10]	[97]
Jurisdiction of Incorporation or Organization: (Enter two-letter U.S. Postal
Service abbreviation for State;
		CN for Canada; FN for other foreign jurisdiction) [NV]
-------------------------------------------------------------------------------
GENERAL INSTRUCTIONS

Federal:
Who Must File: All issuers making an offering of securities in reliance on an exemption under Regulation D or Section 4(6), 17 CFR 230.501 et seq. or 15 U.S.C. 77d(6).

When to File: A notice must be filed no later than 15 days after the first sale of securities in the offering. A notice is deemed filed with the U.S. Securities and Exchange Commission (SEC) on the earlier of the date it is received by the SEC at the address given below or if, received at that address after the date on which it is due, on the date it was mailed by United States registered or certified mail to that address.

Where to File: U.S. Securities and Exchange Commission, 450 Fifth Street, NW, Washington, D.C. 20549

Copies Required: Five (5) copies of this notice must be filed with the SEC, one of which must be manually signed. Any copies not manually signed must be photocopies of the manually signed copy or bear typed or printed signatures.

Information Required: A new filing must contain all information requested. Amendments need only report the name of the issuer and offering, any changes thereto, the information requested in Part C, and any material changes from the information previously supplied in Parts A and B. Part E and the Appendix need not be filed with the SEC.

Filing Fee: There is no federal filing fee.

State:
This notice shall be used to indicate reliance on the Uniform Limited Offering Exemption (ULOE) for sales of securities in those states that have adopted ULOE and that have adopted this form. Issuers relying on ULOE must file a separate notice with the Securities Administrator in each state where sales are to be,or have been made. If a state requires the payment of a fee as a precondition to the claim for the exemption, a fee in the proper amount shall accompany this form. This notice shall be filed in the appropriated states in accordance with state law. The Appendix to the notice constitutes a part of this notice and must be completed.

				ATTENTION
    ---------------------------------------------------------------------
    Failure to file notice in the appropriate states will not result in a loss of the federal exemption.  Conversely, failure to file the appropriate federal notice will not result in a loss of an available state exemption unless such exemption is predicated on the filing of a federal notice.
---------------------------------------------------------------------------
	Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.
									SEC 1972 (2-97) 1 of 8

----------------------------------------------------------------------------
			A. BASIC IDENTIFICATION DATA
----------------------------------------------------------------------------
2.Enter the information requested for the following:
	* Each promoter of the issuer, if the issuer has been organized within the past five years;
	*Each beneficial owner having the power to vote or dispose, or direct the vote or disposition of, 10% or more of a class of equity securities of the issuer;
	*Each executive officer and director of corporate issuers and of corporate general and managing partners of partnership issuers;
and
	*Each general and managing partner of partnership issuers.
----------------------------------------------------------------------------
Check Box(es) that Apply:[]Promoter [X]Beneficial Owner [X]Executive Officer [X]Director []General and/or Managing Partner
----------------------------------------------------------------------------
Full Name (Last name first, if individual)
	Smith, Alvis Colin
----------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
	11004 Sandalwood Drive, Waco, Texas 76712
---------------------------------------------------------------------------
Check Box(es) that Apply:[]Promoter [X]Beneficial Owner [X]Executive Officer [X]Director []General and/or Managing Partner
	Smith, Margaret Jane
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
	208 Otis Drive, Waco, Texas 76712
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner [X]Executive Officer [X]Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
	Smith, Christopher
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
	208 Otis Drive, Waco, Texas 76712
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
Check Box(es) that Apply: []Promoter []Beneficial Owner []Executive Officer []Director []General and/or Managing Partner
---------------------------------------------------------------------------
Full name (Last name first, if individual)
---------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
---------------------------------------------------------------------------
(Use blank sheet,or copy and use additional copies of this sheet, as necessary)
					2 of 8

----------------------------------------------------------------------------
	B. INFORMATION ABOUT OFFERING
----------------------------------------------------------------------------
1. Has the issuer sold or does the issuer intend to sell, to non-accredited
investors in this offering?						Yes	No
Answer also in Appendix, Column 2, if filing under ULOE     []    [X]

2. What is the minimum investment that will be accepted from any individual?
										$_NA____

										Yes 	No
3. Does the offering permit joint ownership of a single unit?[]   [X]

4. Enter the information requested for each person who has been or will be paid or given, directly or indirectly, any commission or similar remuneration for solicitation of purchasers in connection with sales of securities in the offering. If a person to be listed is an associated person or agent of a broker or dealer registered with the SEC and/or with a state or states, list the name of the broker or dealer. If more than five (5) persons to be listed are associated persons of such a broker or dealer, you may set forth the information for that broker or dealer only. N/A
-------------------------------------------------------------------------------
Full name (Last name first, if individual)
-------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
-------------------------------------------------------------------------------
Name of Associated Broker or Dealer
-------------------------------------------------------------------------------
State in Which Person Listed Has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual States)..................[]All States
[AL][AK][AZ][AR][CA][CO][CT][DE][DC][FL][GA][HI][ID]
[IL][IN][IA][KS][KY][LA][ME][MD][MA][MI][MN][MS][MO]
[MT][NE][NV][NH][NJ][NM][NY][NC][ND][OH][OK][OR][PA]
[RI][SC][SD][TN][TX][UT][VT][VA][WA][WV][WI][WY][PR]
--------------------------------------------------------------------------------
Full name (Last name first, if individual)
--------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
--------------------------------------------------------------------------------
Name of Associated Broker or Dealer
--------------------------------------------------------------------------------
State in Which Person Listed Has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual States)..................[]All States
[AL][AK][AZ][AR][CA][CO][CT][DE][DC][FL][GA][HI][ID]
[IL][IN][IA][KS][KY][LA][ME][MD][MA][MI][MN][MS][MO]
[MT][NE][NV][NH][NJ][NM][NY][NC][ND][OH][OK][OR][PA]
[RI][SC][SD][TN][TX][UT][VT][VA][WA][WV][WI][WY][PR]
--------------------------------------------------------------------------------
Full name (Last name first, if individual)
--------------------------------------------------------------------------------
Business or Residence Address (Number and Street, City, State, Zip Code)
--------------------------------------------------------------------------------
Name of Associated Broker or Dealer
--------------------------------------------------------------------------------
State in Which Person Listed Has Solicited or Intends to Solicit Purchasers
(Check 'All States' or check individual States)..................[]All States
[AL][AK][AZ][AR][CA][CO][CT][DE][DC][FL][GA][HI][ID]
[IL][IN][IA][KS][KY][LA][ME][MD][MA][MI][MN][MS][MO]
[MT][NE][NV][NH][NJ][NM][NY][NC][ND][OH][OK][OR][PA]
[RI][SC][SD][TN][TX][UT][VT][VA][WA][WV][WI][WY][PR]
--------------------------------------------------------------------------------
(Use blank sheet, or copy and use additional copies of this sheet, as necessary)
					3 of 8

--------------------------------------------------------------------------------
C. OFFERING PRICE, NUMBER OF INVESTORS, EXPENSES AND USE OF PROCEEDS
--------------------------------------------------------------------------------
1. Enter the aggregate offering price of securities included in this offering and the total amount already sold. Enter '0' if answer is 'none' or 'zero'. If the transaction is an exchange offering, check this box [] and indicate in the column below the amounts of the securities offered for exchange and already exchanged.
Type of Security					Aggregate		AmountAlready
								Offering Price	Sold
Debt............................................$________		$________
Equity..........................................$________ 		$________
			[]Common	[]Preferred
Convertible Securities (including warrants).....$5,000,000		$1,000,000
Partnership Interests...........................$________		$________
Other (Specify______________________)...........$________		$________
	Total.....................................$5,000,000		$1,000,000
Answer also in Appendix, Column 3, if filing ULOE

2. Enter the number of accredited and non-accredited investors who have purchased securities in this offering and the aggregate dollar amount of their purchases. For offerings under Rule 504, indicate the number of persons who have purchased securities and the aggregate dollar amount of their purchases on the total lines. Enter '0' if answer is 'none' or 'zero.'

								Number 		Aggregate
								Investors		Dollar Amount
											Of Purchases
Accredited Investors............................___1_____		$1,000,000
Non-Accredited Investors........................_________		$___________
	Total (for filings under Rule 504 only)..._________    	$___________

Answer also in Appendix, Column 4, if filing under ULOE

3. If this filing is for an offering under Rule 504 or 505, enter the information requested for all securities sold by the issuer, to date, in offerings of the types indicated, in the twelve (12) months prior to the first sale of securities in this offering.  Classify securities by type listed in Part
C-Questions 1.
	Type of offering					Type of 		Dollar Amount
								Security		Sold
	Rule 505..................................________		$___________
	Regulation A..............................________		$___________
	Rule 504..................................________		$__________
		Total...............................________		$___________

4.a. Furnish a statement of all expenses in connection with the issuance and distribution of the securities in this offering. Exclude amounts relating solely to organization expenses of the issuer. The information may be given as subject to future contingencies. If amount of an expenditure is not known, furnish an estimate and check the box to the left of the estimate.

	Transfer Agent's Fees.....................................[] $________
	Printing and Engraving Costs.............................[X] $2,000_____
	Legal Fees................................................[] $________
	Accounting Fees...........................................[] $________
	Engineering Fees..........................................[] $________
Sales Commissions(Specify finder's fees separately)Finder's Fees
 ......Only[X] $500,000
	Other Expenses (identify)_Escrow Fees________.............[X] $ 50,000
		Total...............................................[X] $552,000

					4 of 8

-----------------------------------------------------------------------------
	C. OFFERING PRICE, NUMBER OF INVESTORS, EXPENSES AND USE OF PROCEEDS
-----------------------------------------------------------------------------
 b. Enter the difference between the aggregate offering price given in response to Part C-Question 1 and total expenses furnished in response to Part C-Question 4.a. This difference is the 'adjusted gross proceeds to the issuer.'.............................................................$4,250,000

5. Indicate below the amount of the adjusted gross proceeds to the issuer used or proposed to be used for each of the purposes shown. If the amount for any purpose is not known, furnish an estimate and check the box to the left of the estimate. The total of the payments listed must equal the adjusted gross proceeds to the issuer set forth in response to Part C-Question 4.b. above.

								Payments to
								Officers
								Directors &		Payments To
								Affiliates		Others
Salaries and fees.............................[]$_________		[]$_______
Purchase of real estate.......................[]$_________		[]$_______
Purchase, rental or leasing and installation of machinery and equipment
							....[]$_________		[]$_______
Construction or leasing of plant buildings and facilities
							....[]$_________		[]$_______
Acquisition of other businesses(including the value of securities
Involved in this offering that may be used in exchange for the assets or securities of another issuer pursuant to a merger
							....[]$_________		[]$_______
Repayment of indebtedness.....................[]$_________		[]$_______
Working Capital...............................[]$_________		[]$_______
Other (specify)_______Purchase 1999 Inventory []$_________		[]$4,448,000
______________________________________________
_________________________________________....[]$__________		[]$_______
Column Totals................................[]$__________		[]$4,448,000
Total Payments Listed(column totals added)...[]$__________		[]$4,448,000

-----------------------------------------------------------------------------
				D. FEDERAL SIGNATURE
-----------------------------------------------------------------------------
The issuer has duly caused this notice to be signed by the undersigned duly authorized person. If this notice is filed under Rule 505, the following signature constitutes and undertaking by the issuer to furnish to the U.S. Securities Exchange Commission, upon written request of its staff, the information furnished by the issuer to any non-accredited investor pursuant to paragraph(b)(2) of rule 502.
-----------------------------------------------------------------------------
Issuer (Print or Type)		Signature				Date
Great White Marine
and Recreation, Inc.		/s/Christopher Smith		July 24, 1998
-----------------------------------------------------------------------------
Name of Signer (Print or Type)	Title of Signer (Print or Type)
Christopher Smith				Vice President & Director
-----------------------------------------------------------------------------


					ATTENTION
-----------------------------------------------------------------------------
Intentional misstatements or omissions of fact constitute federal criminal violations. (See 18 U.S.C. 1001.)
-----------------------------------------------------------------------------
					5 of 8

-----------------------------------------------------------------------------
				E. STATE SIGNATURE
-----------------------------------------------------------------------------
1. Is any party described in 17 CFR 230.252(c),(d),(e) or (f) presently subject
to any disqualification provisions of such rule?....................Yes	No
											[]	[]
	See Appendix, Column 5, for state response.

2. The undersigned issuer hereby undertakes to furnish to any state administrator of any state in which this notice is filed, a notice on Form D (17 CFR 239.500) at such times as required by state law.

3. The undersigned issuer hereby undertakes to furnish to the state administrators, upon written request, information furnished by the issuer to offerees.

4. The undersigned issuer represents that the issuer is familiar with the conditions that must be satisfied to be entitled to the Uniform Limited Offering Exemption (ULOE) of the state in which this notice is filed and understands that the issuer claiming the availability of this exemption has the burden of establishing that these conditions have been satisfied.

The issuer has read this notification and knows the contents to be true and has duly caused this notice to be signed on its behalf by the undersigned duly authorized person.
-----------------------------------------------------------------------------
Issuer(Print or Type)			Signature			Date

-----------------------------------------------------------------------------
Name of Signer(Print or Type)		Title of Signer (Print or Type)

-----------------------------------------------------------------------------

Instruction:
Print the name and title of the signing representative under his signature for the state portion of this form. One copy of every notice on Form D must be manually signed. Any copies not manually signed must be photocopies of the manually signed copy or bear typed or printed signatures.

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